Exhibit 10.23.6

              EASTLAND MEDICAL BUILDING PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

      THIS EASTLAND MEDICAL BUILDING PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 17th day of October, 2005 (the "Effective Date") by CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("CBL/OP") and BMJ MEDICAL, LLC, a Missouri limited liability company ("Property Owner").

                                   WITNESSETH:

      WHEREAS, Property Owner is the owner of a medical office building and related land, improvements and property located in Bloomington, McLean County, Illinois, which is more particularly described in, and is the subject of, this Agreement; and

      WHEREAS, CBL/OP is a Delaware limited partnership which desires to acquire the "Property" (described below) on the terms described in this Agreement; and

      NOW, THEREFORE, in consideration of the premises and the mutual undertakings in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
                 CERTAIN DEFINITIONS AND FUNDAMENTAL PROVISIONS

      This Article I sets forth certain definitions and fundamental provisions for purposes of this Agreement. An index of defined terms used in this Agreement is included with the Table of Contents of this Agreement.

1.1 "Property" means, collectively, all of Property Owner's right, title and interest in the Land, the Appurtenances, the Improvements, the Service Contracts, the Intangible Property and the Personal Property, as such terms are defined below.

1.1.1 "Land" means, collectively, that certain parcel of land located in Bloomington, Illinois, which is described in Exhibit A attached hereto.

1.1.2 Intentionally Omitted"

1.1.3 "Appurtenances" means all right, title and interest, if any, of Property Owner in and to the following: (a) all land lying in the bed of any street, highway, road or avenue, open or proposed, public or private, in front of or adjoining the Land, to the center line thereof; (b) all rights of way, highways, public places, easements, appendages, appurtenances, sidewalks, alleys, strips and gores of land adjoining or appurtenant to the Land which are now or hereafter may be used in connection with the Property; (c) all awards to be made in lieu of any of the foregoing or for damages to the Land by reason of the change of grade of any street, highway, road or avenue; and (d) all easements, rights and privileges benefiting the applicable Land.

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1.1.4 "Improvements" means all buildings, structures, improvements and fixtures located on the Land.

1.1.5 "Service Contracts" means any service, supply, maintenance, repair, construction and management contracts to which Property Owner is a party relating to the Real Property (as defined below).

1.1.6 "Intangible Property" means all assignable intangible personal property, if any, now or through the date of Closing owned by Property Owner and arising out of or in connection with Property Owner's ownership of the Real Property, the Service Contracts and the Personal Property, including (to the extent any such items exist) (a) Property Owner's rights to use any plans, specifications and drawings relating to the Improvements (subject to the rights of the parties who prepared the same), (b) Property Owner's rights to any current names, logos, designs, trademarks, service marks, copyrights, and trade names used solely in connection with the Real Property (including but not limited to any internet domain names), (c) the goodwill of Property Owner in connection with the Real Property, (e) all advertising materials, marketing programs and strategies, and other similar rights relating solely to Property Owner's use and operation of the Real Property, the Service Contracts and the Personal Property, (f) any transferable licenses, permits and certificates of occupancy issued by governmental authorities relating solely to the use, maintenance, occupancy and/or operation of the Real Property, (g) any presently effective and assignable warranties and guaranties issued solely with respect to the Real Property, the Service Contracts and the Personal Property, and (h) the Books and Records (as defined below).

1.1.7 "Intentionally Omitted.

1.1.8 "Personal Property" means, to the extent any such items exist, any apparatus, furniture, appliances, building supplies, equipment, machinery and other tangible items of personal property owned by Property Owner and presently affixed, attached to, placed or situated upon the Real Property and used exclusively in connection with the ownership, operation and occupancy of the Real Property. Personal Property does not include any items of personal property leased to Property Owner or otherwise owned by third parties, or any of the Excluded Property referred to in Section 2.2 below.

1.1.9 "Real Property" means collectively the Land, the Improvements and the Appurtenances.

1.1.10      "Intentionally Omitted.

1.1.11       Intentionally Omitted

1.1.12 "Books and Records" means all site and as built plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans, diagrams or studies of any kind, if any, now in the possession or reasonable control of Property Owner or Property Owner's Property Manager which relate to the Land, the Improvements or the Personal Property, and all of Property Owner's right, title and interest in and to operating manuals, marketing brochures, market studies, tenant data sheets and other books, records and materials of any


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kind now in the possession or reasonable control of Property Owner or Property
Owner's Property Manager and required in connection with the continuing ownership, operation and management of the Improvements, and all financial and accounting records of the Property Owner for all periods from and after August 1, 2005.

1.2    "Final Approval Date" means the Effective Date.

1.3 "Title Objection Deadline" means 5:00 p.m., Kansas City, Missouri time (it being agreed that all times in this Agreement shall be deemed to refer to Kansas City, Missouri time) on the later to occur of (i) the Effective date and
 (ii) the fifth (5th) Business day after CBL/OP's receipt of all of the Title Documents.

1.4 "Closing Date" means the (A) date that is the earlier of: (i) three (3) business days after the conditions set forth in Sections 5.2.11 and 5.3.7 of the Oak Park Contract and the Eastland Contract have been satisfied pursuant to their terms, and (ii) November 30, 2005, or (B) any earlier date upon which Property Owner and CBL/OP mutually agree.

1.5 "Title Company" means Fidelity National Title Insurance Company whose address is:

              1800 Parkway Place
              Two Parkway Center, Suite 700
              Atlanta, Georgia 30067
              Attention:  Linda R. Thurman
              Telephone:  (770) 850-9600
              Facsimile:  (770) 850-8222

1.6   "CBL/OP's Address" means:

              CBL & Associates Limited Partnership
              c/o CBL and Associates Properties, Inc.
              2030 Hamilton Place Boulevard
              CBL Center, Suite 500
              Chattanooga, Tennessee 37421-6000
              Attention:  Jay Wiseman
              Facsimile:  (423) 490-8626

      With a copy to:

              Shumacker Witt Gaither & Whitaker, P.C.
              2030 Hamilton Place Boulevard
              CBL Center, Suite 210
              Chattanooga, Tennessee 37421
              Attention:  Ralph M. Killebrew, Jr.
              Telephone:  (423) 425-7209
              Facsimile:  (423) 899-1278

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      and to

              Morrison & Foerster LLP
              1290 Avenue of the Americas
              New York, New York 10104-0185
              Attention:  Yaacov M. Gross
              Telephone:  (212) 468-8012
              Facsimile:  (212) 468-7900

1.7   "Property Owner's Address" means:

              BMJ Medical, LLC
              c/o Copaken, White & Blitt
              8900 State Line Rd., Suite 333
              Leawood, Kansas 66206
              Attention:  Keith Copaken
              Facsimile:  (913) 381-5624
              Telephone No.:  (913) 381-3840

      With a copy to:

              Lewis, Rice & Fingersh
              1010 Walnut, Suite 500
              Kansas City, Missouri 64106
              Attention:  Peter DiGiovanni
              Facsimile:  (816) 460-6504
              Telephone No.:  (816) 472-2504

1.8 "Property Owner's Property Manager" means Copaken, White & Blitt, LLC whose address is 8900 State Line Rd., Suite 333, Leawood, Ks. 66206.

1.9 "Official Records" means the Official Records of the Register of Deeds for McLean County, Illinois.

1.10  Intentionally Omitted

1.11  "Purchase Price " means the sum of $751,650.00.

1.12 "Escrow Agent" means Fidelity National Title Insurance Company of New York, having its office at 1800 Parkway Place, Two Parkway Center, Suite 700, Atlanta, Georgia 30067; Attention: Linda Thurman.

1.13 "Other Mall Contributors" means those parties identified and defined as "Contributors" in the Oak Park Contract and the Eastland Contract.

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                                   ARTICLE II
                                PURCHASE AND SALE

2.1 Agreement. In consideration of the mutual agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Property Owner agrees to sell the Property to CBL/OP, and CBL/OP agrees to purchase the Property, for the Purchase Price and upon the terms and conditions set forth in this Agreement.

2.2 Excluded Property. Notwithstanding anything to the contrary contained in this Agreement, the term "Property" shall not include any of the following items, all of which are excluded from the transfer by Property Owner to CBL/OP hereunder: (a) all cash on hand, , checks, money orders or accounts receivable,
 (b) any operating accounts, replacement or reserve accounts or other accounts maintained by or on behalf of Property Owner or Property Owner's affiliates with respect to the Property, other than those for which an adjustment is made pursuant to the last sentence of Section 6.3 below; (c) any refundable cash or other security deposits or any bonds posted by or on behalf of Property Owner with any governmental authorities, utilities or other parties, other than those for which an adjustment is made pursuant to the last sentence of Section 6.3 below; (d) Intentionally Omitted; (e) subject to Article XI below, any claims under Property Owner's insurance policies; (f) Intentionally Omitted; (g) any judgments which have been entered in favor of Property Owner as of the Effective Date for Delinquent Rentals; (h) the Excluded Documents; and (i) Property Owner's accounting software, provided however, that if such software is subject to a license that prohibits its commercial transfer, Property Owner shall, for up to ninety (90) days following the Closing Date, reasonably assist CBL OP in reviewing and copying, at CBL/OP's expense (by hard copy as well as electronically) all Books and Records provided to CBL OP hereunder in electronic form and to the transfer of such electronic Books and Records to CBL OP's accounting and property management systems.
2.3   Other Mall Contribution Agreements.

2.3.1 Definitions of other Malls and Purchase Agreements. For purposes hereof,
(i) "Oak Park Contract" shall mean that certain Contribution Agreement of even date herewith by and between Oak Park Investment, L.P., a Delaware limited partnership ("Oak Park Property Owner"), and its partners, as contributors, and CBL/OP, with respect to the property commonly known as Oak Park Mall, Overland Park, Kansas, herein "Oak Park Mall"; (ii) "Eastland Contract" shall mean that certain Contribution Agreement of even date herewith by and between B-M-J Development, Limited Partnership, a Delaware limited partnership ("Eastland Property Owner"), and its partners, as contributors, and CBL/OP, with respect to the property commonly known as Eastland Mall, Bloomington, Illinois, herein "Eastland Mall."; and (iii) "Hickory Point Contract" shall mean that certain Purchase and Sale Agreement of even date herewith by and between HP-SP Associates, L.L.C., a Delaware limited partnership, and Hickory Point Mall, Limited Partnership, a Delaware limited partnership (collectively, "Hickory Point Property Owner"), as seller, and CBL/OP, as buyer, with respect to the property commonly known as Hickory Point Mall, Forsyth, Illinois, herein "Hickory Point Mall." The Oak Park Contract, Hickory Point Contract and the Eastland Contract are sometimes collectively referred to herein as the "Other Mall Contracts," and Oak Park Mall, Hickory Point Mall and Eastland Mall are sometimes collectively referred to herein as the "Other Malls."

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2.3.2 Other Mall Contracts; Cross Default; Cross Termination. (A) Any default or material breach of a representation or warranty by the property owner and/or contributors under either of the Other Mall Contracts shall constitute a default of Property Owner under this Agreement, and any proper termination prior to Closing by CBL/OP of either of the Other Mall Contracts as a result of a default or material breach of a representation or warranty by the property owner and/or contributors thereunder, shall constitute CBL/OP's proper election to terminate this Agreement and recover the Letter of Credit or Deposit paid by CBL/OP under the Other Mall Contracts, as applicable; and (B) any default or material breach of a representation or warranty by CBL/OP under either of the Other Mall Contracts shall constitute a default of CBL/OP under this Agreement, and any proper termination prior to Closing by the property owner of either of the Other Mall Contracts as a result of a default or material breach of a representation or warranty by CBL/OP thereunder, shall constitute Property Owner's proper election to terminate this Agreement that entitles Oak Park Property Owner to draw on the Letter of Credit and receive payment of the Deposit.

                                  ARTICLE III
                                 PURCHASE PRICE

3.1 Purchase Price. Subject to the terms of this Agreement, the Purchase Price to be received by Property Owner for the sale of the Property to CBL/OP shall be $751,650.00, payable by wire transfer of immediately available funds at the Closing.

3.2   Intentionally Omitted

3.3   Intentionally Omitted

3.4   Intentionally Omitted

3.5   Intentionally Omitted

3.6   Intentionally Omitted

3.7 Purchase Price Payment. CBL/OP shall deposit the Purchase Price into Escrow no later than the Business Day immediately preceding the Closing Date in sufficient time such that the Closing may occur and Escrow Holder will be able to deliver good funds to Property Owner no later than 1:00 p.m. on the Closing Date.

                                   ARTICLE IV
                           INSPECTION AND TITLE REVIEW

4.1   CBL/OP's Inspections.

4.1.1 Inspections, Tests and Studies. CBL/OP acknowledges that prior to the Final Approval Date, CBL/OP and CBL/OP's authorized agents, consultants, contractors and representatives have been afforded access to the Real Property to inspect and conduct such tests and studies of the Real Property as CBL/OP has deemed appropriate to determine the suitability of the Property for CBL/OP's purposes, and that CBL/OP has performed all such investigations as CBL/OP deems


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necessary. CBL/OP and CBL/OP's authorized agents, consultants, contractors and representatives may continue to have reasonable access to the Real Property at all reasonable times during normal business hours to inspect and conduct reasonably necessary non-invasive tests and studies of the Real Property and the Improvements, but notwithstanding anything to the contrary contained in this Agreement, CBL/OP shall have no right to terminate this Agreement by reason of any matter revealed by any such entry, inspection, tests and studies. CBL/OP shall not conduct any invasive inspections, tests or studies of the Real Property without the specific prior written approval of Property Owner, which approval shall not be unreasonably withheld by Property Owner. If CBL/OP desires access to the Real Property, CBL/OP shall give at least 24 hours prior written or oral notice to Property Owner and Property Owner's Property Manager of CBL/OP's intention to enter the Real Property. Property Owner may impose reasonable conditions on any inspections, tests and studies to be conducted by CBL/OP or CBL/OP's authorized agents, consultants, contractors and representatives to ensure that CBL/OP takes all appropriate safety precautions and observes the requirements of Section 4.4 below. At Property Owner's option, a representative of Property Owner may be present for any such inspection, test or study. CBL/OP shall bear the cost of all inspections, tests and studies conducted by or on behalf of CBL/OP.

4.1.2 CBL/OP's Delivery of Information to Property Owner. Upon Property Owner's request, CBL/OP agrees to deliver to Property Owner, promptly following the receipt thereof by CBL/OP and at no cost to Property Owner, copies of any and all reports, tests, studies and test results obtained by CBL/OP from independent third parties by or on behalf of CBL/OP with respect to the Property before or after the execution and delivery of this Agreement, including those involving the structural, geologic, environmental or other condition of the Property or otherwise relating to the Property (collectively, "CBL/OP's Information"). Property Owner hereby acknowledges that CBL/OP has not made and does not make any warranty or representation regarding the truth or accuracy of any CBL/OP's Information, and Property Owner shall not have the right to rely on the same unless it obtains the written permission to do so from the preparer thereof. Nothing contained in this Section 4.1.2 shall be deemed to obligate CBL/OP to deliver to Property Owner any CBL/OP's Information which CBL/OP obtains following the Closing.

4.1.3 Tenant and Governmental Authority Inquiries. Subject to the provisions of this Section and Section 4.4 below, CBL/OP shall have the right, as part of CBL/OP's due diligence investigation, Property Owner's Property Manager and governmental authorities about various aspects of the Property. CBL/OP shall provide Property Owner with at least 24 hours prior written or oral notice of each such inquiry, contact, interview and meeting and Property Owner shall have the right to have a representative of Property Owner present and otherwise participate in all such inquiries, contacts, interviews and meetings. Property Owner shall not be liable or bound in any manner by any oral or written statements, representations or information provided by Property Owner's Property Manager, any governmental authority or any of such parties' personnel, employees or contractors (including any on site building manager or building engineer).

4.2   Document Review.

4.2.1 Property Records. Following the Effective Date, Property Owner shall make available to CBL/OP either at the Real Property or at Property Owner's and


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Property Owner's Property Manager's offices in Leawood, Kansas, copies of those documents and property records relating solely to the Property, other than the Excluded Documents, which are within the possession of Property Owner or Property Owner's affiliates and advisors. Following the Effective Date, Property Owner shall direct Property Owner's Property Manager to make available to CBL/OP at the Property Manager's office, or at the on-site management office at the Real Property, all of those documents and property records relating solely to the Property, other than the Excluded Documents, which are in the possession of Property Owner's Property Manager. All of such documents, reports, tests, studies and property records delivered to, made available to, copied and/or reviewed by or on behalf of CBL/OP in connection with the Property (whether before or after the Effective Date and specifically including all Service Contracts), other than the Excluded Documents, are sometimes referred to collectively herein as the "Property Records."

4.2.2 Excluded Documents. As used herein, "Excluded Documents" shall mean (a) any purchase and escrow agreements and correspondence pertaining to Property Owner's acquisition of the Property (other than documents pertaining to the physical or environmental condition of the Real Property), (b) any documents pertaining to the potential acquisition of the Property by any past or prospective purchasers (other than documents relating to the physical or environmental condition of the Real Property), (c) any third party purchase inquiries and correspondence, appraisals or economic evaluations of the Property, (d) Property Owner's organizational documents and records, internal budgets, financial projections, reports or correspondence prepared by Property Owner or by Property Owner's advisor exclusively for Property Owner or Property Owner's constituent principals and any other internal documents (other than documents relating to the physical, financial or environmental condition of the Real Property), (e) any personnel records and files maintained by or on behalf of Property Owner with respect to individuals, if any, employed at or in connection with the Real Property which Property Owner is obligated by law or otherwise to keep confidential, and (f) any documents or materials which are the subject of a confidentiality obligation. If any document or material subject to a confidentiality obligation will be binding on CBL/OP after the Closing, Property Owner shall use its best efforts to obtain any required consents to disclose the same to CBL/OP and will notify CBL/OP if there are any such documents or materials for which it has not been able to obtain such consent. Notwithstanding anything in this Section 4.2 to the contrary, Property Owner shall have no obligation to make available to CBL/OP and CBL/OP's authorized agents, consultants, contractors and representatives, and CBL/OP and CBL/OP's authorized agents and representatives shall have no right to inspect or make copies of, any of the Excluded Documents.

4.2.3 Proprietary Information. CBL/OP acknowledges and agrees that the Property Records are proprietary and confidential in nature and have been or will be made available to CBL/OP solely to assist CBL/OP in determining the feasibility of purchasing the Property. CBL/OP agrees, prior to the Closing, not to disclose the Property Records, any of the CBL/OP's Information, or any analyses, compilations, studies or other documents or records prepared by or on behalf of CBL/OP from any of the Property Records or the CBL/OP's Information (collectively, the "Proprietary Information") to any party outside of CBL/OP's organization except (a) as necessary to CBL/OP's agents, consultants, contractors, representatives, attorneys, accountants, lenders, prospective lenders, investors and/or prospective investors (collectively, the "Permitted


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Outside Parties"), or (b) as may be required by any law applicable to CBL/OP.
CBL/OP further agrees to notify all Permitted Outside Parties that, prior to the Closing, the Proprietary Information is to be kept confidential and not disclosed to third parties. In permitting CBL/OP and the Permitted Outside Parties to review the Property Records to assist CBL/OP, Property Owner has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either expressed or implied, have been offered, intended or created by Property Owner and any such claims are expressly rejected by Property Owner and waived by CBL/OP.

4.2.4 Return of Property Records. At such time as this Agreement is terminated for any reason, CBL/OP shall return to Property Owner the copies of all of the Property Records delivered to CBL/OP by or on behalf of Property Owner, and CBL/OP shall destroy, and instruct all Permitted Outside Parties in writing to destroy, any and all copies CBL/OP or the Permitted Outside Parties have made of the Property Records.

4.2.5 No Representation or Warranty By Property Owner. CBL/OP acknowledges that many of the Property Records were prepared by third parties other than Property Owner. CBL/OP further acknowledges and agrees that, except as expressly set forth in this Agreement, (a) neither Property Owner nor any of Property Owner's respective agents, advisors, employees or contractors has made any warranty or representation regarding the truth, accuracy or completeness of the Property Records, (b) Property Owner expressly disclaims any such representation or warranty, and (c) Property Owner has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Records and Property Owner is providing the Property Records or making the Property Records available to CBL/OP solely as an accommodation to CBL/OP.

4.2.6 Remedies. In addition to any other remedies available to Property Owner, Property Owner shall have the right to seek equitable relief (including specific performance and injunctive relief) against CBL/OP and CBL/OP's agents, consultants, contractors and representatives to enforce the provisions of
Section 4.2.3 and Section 4.2.4.

4.3   Title.

4.3.1 Title Documents. Prior to the execution and delivery of this Agreement, CBL/OP received copies of the following items (collectively, the "Title Documents"): (a) that certain Title Commitment No. 1606000261776 issued effective August 9, 2005 by Chicago Title Insurance Company, as agent for the Title Company with respect to the Real Property (the "Title Commitment"); (b) all documents referred to in the Schedule B exceptions shown on the Title Commitment; (c) Eastland Shopping Center, Bloomington, Illinois, prepared by Farnsworth Group as Project No. 105637, certified by Brian R. Myers, PLS No.3032, on September 7, 2005 (the "ALTA Survey"); and (d) an update and/or modification and recertification of the ALTA Survey which has been ordered by CBL/OP, at CBL/OP's sole cost and expense(the "Updated Survey"). CBL/OP shall promptly request and deliver to the Title Company the Updated Survey in sufficient time prior to the Title Objection Deadline so that any title exception for discrepancies, conflicts in boundary lines, shortages in area, encroachments, easements or claims of easements and other matters which would be disclosed by a physical inspection of the Real Property, the ALTA Survey or by the Updated Survey (collectively, "Survey Exceptions") shall be addressed as Title Objections pursuant to Section 4.3.2 below.

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4.3.2 Review of Title. All matters shown in the Title Documents which are not objected to by CBL/OP by delivery of written notice thereof ("CBL/OP's Title Objection Notice") to Property Owner on or before the Title Objection Deadline shall be conclusively deemed to be accepted by CBL/OP. If CBL/OP timely delivers CBL/OP's Title Objection Notice to Property Owner prior to the Title Objection Deadline specifying CBL/OP's objection to any title exception pertaining to the Real Property shown in the Title Documents (each a "Title Objection" and collectively the "Title Objections"), Property Owner may, but except for Voluntary Title Encumbrances, shall not be obligated to, remove from the Title Policy or insure against (by title endorsement from the Title Company or otherwise) some or all of such Title Objections. If Property Owner is able and willing to remove or insure against some or all of the Title Objections, Property Owner shall notify CBL/OP in writing within 5 days after the Title Objection Deadline ("Property Owner's Notice Period") of those Title Objections which Property Owner intends to attempt to remove or insure against on or before the Closing Date (said notice hereinafter called "Property Owner's Title Notice"). Without the necessity of objection by CBL/OP, Property Owner shall comply with all of the requirements set forth in Schedule C of the Title Commitment. Except for Voluntary Title Encumbrances, Property Owner shall have no obligation whatsoever to remove or insure against any Title Objections. If Property Owner delivers Property Owner's Title Notice and thereafter Property Owner is unable to remove or insure against any Title Objection as indicated in Property Owner's Title Notice, Property Owner shall have no liability to CBL/OP and CBL/OP's sole remedy in such event shall be to either waive such Title Objections and proceed with the Closing or terminate this Agreement. If Property Owner does not deliver Property Owner's Title Notice to CBL/OP within Property Owner's Notice Period, Property Owner shall be deemed to have notified CBL/OP that Property Owner is unable or unwilling to remove or insure against the Title Objections. If Property Owner notifies or is deemed to have notified CBL/OP that Property Owner is unable or unwilling to remove or insure against any particular Title Objection, CBL/OP shall be deemed to have waived those Title Objections which Property Owner is unable or unwilling to remove or insure against unless on or before the later to occur of (i) the Final Approval Date or (ii) 5 days following receipt of the Property Owner's Title Notice (or 5 days following the last day of the Property Owner's Notice Period if the Property Owner does not give a Property Owner's Title Notice), CBL/OP delivers to Property Owner and Escrow Holder written notice terminating this Agreement. If CBL/OP so elects to terminate this Agreement by written notice to Property Owner and Escrow Holder as provided in the preceding sentence, CBL/OP shall be entitled to a return of the Letter of Credit or the Deposit, as applicable, and neither party shall have any further rights or obligations under this Agreement, except for those obligations of CBL/OP under this Agreement which expressly survive the termination of this Agreement ("CBL/OP's Surviving Obligations").

4.3.3 Additional Title Objections. CBL/OP shall have the right to object to any new title exceptions (other than Permitted Exceptions as defined in Section
4.3.7 below) first raised by the Title Company in any modification, update, recertification or amendment to the Title Commitment which is issued after the Effective Date of this Agreement by giving written notice ("CBL/OP's Additional Title Objection Notice") to Property Owner within 5 days after CBL/OP's receipt of any such modification, update, recertification or amendment, but in any event no later than the Closing Date. If CBL/OP timely delivers CBL/OP's Additional Title Objection Notice to Property Owner specifying CBL/OP's objection to any new title exception first raised in a modification, update, recertification or


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amendment to the Title Commitment which is issued after the Effective Date of this Agreement (each an "Additional Title Objection" and collectively the "Additional Title Objections"), Property Owner may, but except for Voluntary Title Encumbrances, shall not be obligated to attempt to remove from the Title Commitment or otherwise insure (at Property Owner's expense) against some or all of such Additional Title Objections set forth in any CBL/OP's Additional Title Objection Notice. If Property Owner does not notify CBL/OP in writing within 5 days after Property Owner's receipt of CBL/OP's Additional Title Objection Notice (but in any event prior to the Closing Date) that Property Owner is willing to so remove or otherwise insure against any Additional Title Objections, Property Owner shall be deemed to have notified CBL/OP that Property Owner is unable or unwilling to remove or otherwise insure against such Additional Title Objections. If Property Owner does notify CBL/OP that Property Owner is willing to remove or otherwise insure against any Additional Title Objections and thereafter Property Owner is unable to remove or otherwise insure against any Additional Title Objections as indicated in Property Owner's notice, Property Owner shall have no liability to CBL/OP and CBL/OP's sole remedy in such event shall be to either waive such Additional Title Objection and proceed with the Closing or terminate this Agreement. If Property Owner notifies or is deemed to have notified CBL/OP that Property Owner is unable or unwilling to remove or insure against any particular Additional Title Objection, CBL/OP shall be entitled to terminate this Agreement by delivering within 10 days after the CBL/OP's Additional Title Objection Notice written notice to Property Owner and Escrow Holder terminating this Agreement. CBL/OP's failure to deliver such written notice electing to terminate this Agreement to Property Owner and Escrow Holder within such 10 day period shall be deemed CBL/OP's waiver of the particular Additional Title Objection which Property Owner is unable or unwilling to remove from the Title Policy or otherwise insure against. If this Agreement is terminated on or before the Closing Date by reason of an Additional Title Objection, the Letter of Credit or the Deposit, as applicable, shall be returned to CBL/OP (including all interest which has accrued thereon while the Deposit was held by Escrow Holder, but not any interest which has accrued thereon while held by Property Owner) and neither party shall have any further rights or obligations under this Agreement, except for the CBL/OP's Surviving Obligations. Notwithstanding anything herein to the contrary, if CBL/OP's right to terminate this Agreement pursuant to the foregoing provisions of this Section
4.3.3 has not expired prior thereto, it shall expire upon the Closing Date. If CBL/OP is first notified of any new title exception (other than Permitted Exceptions) less than 15 days prior to the Closing Date, the Closing shall be extended until 5 days after the disposition of such new title exception is determined pursuant to this Section 4.3.3.

4.3.4 Voluntary Title Encumbrances. As used herein "Voluntary Title Encumbrances" means liens or encumbrances against the Property that are created by Property Owner or which result from Property Owner's failure to pay for an obligation of Property Owner after the Effective Date and that can be removed or insured against solely by the payment of a liquidated sum of money; provided, however, that the term "Voluntary Title Encumbrances" as used in this Agreement shall not include the following: (a) any Permitted Exceptions; (b) Intentionally Omitted; (c) Intentionally Ommited; (d) any liens or encumbrances against the Property that are approved by CBL/OP or deemed approved by CBL/OP in accordance with the provisions of this Agreement; or (e) Intentionally Omitted. Notwithstanding anything to the contrary contained in Section 4.3.2 or Section
4.3.3 above, Property Owner shall remove from the Title Policy or otherwise insure against all Voluntary Title Encumbrances on or before the Closing. If from time to time prior to the Closing, either Property Owner or CBL/OP shall become aware of any Voluntary Title Encumbrances, then Property Owner or CBL/OP shall promptly notify the other party thereof, which notice shall describe in reasonable detail the Voluntary Title Encumbrance(s) at issue and Property Owner shall remove from the Title Policy or otherwise insure against all such Voluntary Title Encumbrance(s) on or prior to Closing.

4.3.5 Use of Purchase Price to Discharge Liens. At the Closing, Property Owner may, at Property Owner's option, use the proceeds of the Purchase Price to discharge any monetary lien or encumbrance which Property Owner elects to pay or discharge; provided, however, the preceding shall not be construed as obligating Property Owner to satisfy any lien or encumbrance on the Property other than Voluntary Title Encumbrances. Any lien or encumbrance or apparent lien or encumbrance appearing of record against the Property which can be discharged by the payment of money shall not be an objection to title if Property Owner, at Property Owner's sole option, shall at the Closing cause to be delivered either
(a) a duly executed and acknowledged satisfaction along with the filing fee, or
(b) a payoff letter or demand and the appropriate funds to satisfy the lien or encumbrance.

4.3.6 Title Policy. CBL/OP's obligation to consummate the transactions contemplated by this Agreement shall be subject to and conditioned upon the Title Company's willingness to issue, upon the condition of the payment of the Title Company's premium and the delivery of the documents referred to in Section
5.6 below, an ALTA Extended Coverage Owner's Policy of Title Insurance (referred to herein as the "Title Policy"), insuring CBL/OP in the amount of the Purchase Price that fee title to the Real Property is vested in CBL/OP as of the Closing, subject only to the title policy form conditions, exclusions from coverage and exceptions, and the Permitted Exceptions. Notwithstanding the immediately preceding sentence, the issuance of ALTA Extended Coverage and any title endorsements as part of the Title Policy shall not be a condition precedent to the Closing unless (a) CBL/OP has delivered to the Title Company prior to the Closing Date, any necessary modification, update or recertification of the ALTA Survey in current insurable form and otherwise satisfactory to the Title Company, (b) the Title Company confirms in writing to CBL/OP and Property Owner prior to the Title Objection Deadline the Title Company's willingness to issue ALTA Extended Coverage and those title endorsements which have been requested by CBL/OP prior to the Title Objection Deadline, and (c) CBL/OP pays for all costs of such ALTA Extended Coverage in excess of ALTA Standard Coverage and the costs of any such title endorsements requested by CBL/OP (other than any endorsements Property Owner has agreed to cause to be issued pursuant to a Property Owner's Title Notice). If, prior to the Title Objection Deadline, CBL/OP has not delivered any necessary modification, update or recertification of the ALTA Survey in current insurable form satisfactory to the Title Company and the Title Company has not confirmed in writing to CBL/OP and Property Owner prior to the Title Objection Deadline the Title Company's willingness to issue ALTA Extended Coverage and those title endorsements requested by CBL/OP, then the condition in this Section 4.3.6 shall be the Title Company's willingness to issue an ALTA Standard Coverage Owner's Policy of Title Insurance (with only those endorsements the Title Company has affirmatively agreed in writing prior to the Title Objection Deadline to issue) and all references in this Agreement to the "Title Policy" shall mean and refer to such ALTA Standard Coverage Owner's Policy of Title Insurance rather than an ALTA Extended Coverage Owner's Policy of Title Insurance. In the event of any failure of the condition in this Section 4.3.6, CBL/OP shall have the right to terminate this Agreement by delivering written notice thereof to Property Owner and Escrow Holder no later than the

Closing Date, and the failure by CBL/OP to timely deliver such notice of termination shall be deemed CBL/OP's waiver of such condition. If such termination notice is provided, Property Owner shall nonetheless have a period of 10 days after receipt of such notice to satisfy such condition (and the Closing Date shall be accordingly extended, if applicable), and if such condition is remedied within such 10 day period, the Closing shall be consummated in accordance with the provisions of this Agreement. In the event of any such termination, the Letter of Credit or the Deposit, as applicable, shall be returned to CBL/OP and neither party shall have any further rights or obligations under this Agreement, except for the CBL/OP's Surviving Obligations. The Title Company's willingness at Closing to issue the Title Policy to CBL/OP shall only be a condition to CBL/OP's obligations and not a covenant of Property Owner.

4.3.7 Permitted Exceptions. As used in this Agreement, the term "Permitted Exceptions" shall mean (a) all matters disclosed in the Title Documents and to which CBL/OP does not raise a Title Objection prior to the Title Objection Deadline, or, having objected, CBL/OP waives or is deemed to have waived in accordance with the provisions of Section 4.3.2 above; (b) any new title exceptions first raised by the Title Company in any modification, update, recertification or amendment to the Title Commitment issued after the Effective Date and to which CBL/OP does not raise an Additional Title Objection within the prescribed time, or, having objected, CBL/OP waives or is deemed to have waived in accordance with the provisions of Section 4.3.3 above; (c) Intentionally Omitted; (d) Intentionally Omitted; (e) Intentionally Omitted; (f) Intentionally Omitted; (g) Intentionally Omitted; (h) any Survey Exceptions unless objected to by CBL/OP in accordance with Section 4.3.2 above; (i) non-delinquent Real Estate Taxes (including liens for community facilities districts, business improvement districts or local improvement districts) for the fiscal year in which the Closing occurs; (j) all zoning restrictions, regulations and requirements, all building codes and all other applicable laws, ordinances and governmental regulations affecting the Property; and (k) all matters directly or indirectly caused by CBL/OP or arising through CBL/OP. Notwithstanding anything to the contrary contained in this Agreement, liens and encumbrances for the payment of any non-delinquent community facilities district taxes, business improvement district charges and/or any local improvement district levies and special assessments shall not be discharged at Closing and shall not be an objection to title (subject to the proration of the current installments thereof as provided in Section 6.2 below).

4.4   Inspection Obligations.

4.4.1 CBL/OP's Responsibilities. CBL/OP agrees that when entering the Real Property and conducting any investigations, inspections, tests and studies of the Property or the Property Records prior to or following the execution and delivery of this Agreement, CBL/OP and CBL/OP's agents, consultants, contractors and representatives shall be obligated to: (a) Intentionally Omitted; (b) not unreasonably interfere with the operation, use and maintenance of the Property or any of the construction work being performed at the Property; (c) not damage any part of the Property or any personal property; (d) not injure or otherwise cause bodily harm to Property Owner or any of Property Owner's agents, contractors and employees, or any other third party; (e) maintain commercial general liability (occurrence) insurance in terms and amounts set forth in
Section 4.4.3 covering any accident arising as a result of the presence of CBL/OP and CBL/OP's agents, consultants, contractors and representatives on the Real Property and deliver a certificate of insurance verifying such coverage to

Property Owner prior to any entry upon the Real Property (such insurance policy maintained by or on behalf of CBL/OP shall insure the contractual liability of CBL/OP covering the indemnities herein and shall (i) name the Property Owner and Property Owner's Property Manager as additional insureds, (ii) contain a cross-liability provision, and (iii) contain a provision that "the insurance provided by CBL/OP hereunder shall be primary and non-contributing with any other insurance available to Property Owner"); (f) promptly pay when due the costs of all tests, investigations, studies and examinations done with regard to the Property; (g) not permit any liens to attach to the Property by reason of the exercise of CBL/OP's rights hereunder and promptly remove or cause to be removed (by bonding or otherwise) any such liens which attach to the Property;
(h) fully restore the Real Property and the Personal Property to the condition in which the same was found before any such inspections, tests or studies were undertaken; provided that CBL/OP shall have no obligation to remediate any hazardous materials on the Property except to the extent CBL/OP introduced the same onto the Property or exacerbated any pre-existing hazardous materials condition at the Property; (i) comply with the confidentiality standards set forth in Section 4.2 above; and (j) comply with the terms and provisions of
Section 4.1 above.

4.4.2 CBL/OP's Indemnity. CBL/OP shall indemnify, defend, protect and hold Property Owner and Property Owner's respective agents, advisors, employees and contractors harmless from and against any and all liens, claims, losses, liabilities, damages, costs, causes of action and expenses (including reasonable attorneys' fees and court costs) (collectively, "Claims") arising out of (a) CBL/OP's negligence or willful misconduct or the negligence or willful misconduct of CBL/OP's agents, advisors, employees and contractors in CBL/OP's investigations, inspections, tests and studies of the Property and/or the Property Records, and (b) any violation by CBL/OP or CBL/OP's agents or representatives of the provisions of this Article IV, excluding, however, any Claims arising from the sole negligence or intentional misconduct of a person to be indemnified hereunder. Notwithstanding any provision to the contrary contained in this Agreement, CBL/OP's obligations set forth in Sections 4.2.3 and 4.2.4 above and CBL/OP's indemnity set forth in this Section 4.4.2 shall survive the Closing or earlier termination of this Agreement.

4.4.3 CBL/OP's Insurance. CBL/OP shall deliver to Property Owner a certificate of insurance providing the following: (a) commercial general liability insurance insuring Property Owner for bodily injury, property damage and personal injury liability, each with a limit liability of $3,000,000 for each occurrence and in the aggregate, (b) in like amount covering CBL/OP's contractual liability under the aforesaid hold harmless provision, and automobile liability insurance limits for each occurrence of not less than $1,000,000 with respect to personal injury or death and $500,000 with respect to property damage, and (c) workers compensation insurance or similar insurance in form and in amounts required by law.

4.5   Intentionally omitted.

4.6 CBL/OP Deliveries Upon Termination. If this Agreement is terminated pursuant to any of the applicable terms hereof for any reason other than a default solely on the part of Property Owner, (i) the provisions of Section 4.1.2 shall survive such termination for a period of one year and (ii) CBL/OP covenants and agrees to deliver to Property Owner no later than 5 Business Days following the date of such termination the originals of all Property Records, if any, delivered to CBL/OP by or on behalf of Property Owner. In addition to any other remedies available to Property Owner, Property Owner shall have the right to seek equitable relief (including specific performance) against CBL/OP and CBL/OP's representatives to enforce the provisions of this Section 4.6.

4.7 Cancellation of Service Contracts. Subject to the Tenant Prospect Commission Obligations as set forth below, Property Owner shall terminate effective as of the Closing that certain leasing and management agreement dated July 1, 2000, between Property Owner and Property Owner's Property Manager (the "Property Management Agreement") and any other existing leasing listing agreement entered into by Property Owner for the Real Property. Property Owner shall give notice of cancellation of all Service Contracts except those identified on Exhibit J attached hereto, which notice of termination by Property Owner shall be effective as of the Closing and conditional upon the Closing taking place in a timely manner in accordance with this Agreement. Property Owner and CBL/OP agree as follows with respect to the cancellation fees, penalties, damages or payments, if any, required to be paid for the cancellation of any Service
 Contracts: (a) CBL/OP shall pay any cancellation fee, penalty, damages or payment (other than the Tenant Prospect Commission Obligations) required for the cancellation of any Service Contract (other than the Property Management Agreement or any other existing leasing listing agreement entered into by Property Owner for the Real Property) in accordance with CBL/OP's request; (b) Property Owner shall pay any cancellation fee, penalty, damages or payment required for the cancellation of the Property Management Agreement or any other existing leasing listing agreement entered into by Property Owner with respect to the Real Property, and (c) CBL/OP shall be responsible for the obligations of Property Owner pursuant to the Property Management Agreement to pay, or reimburse Property Owner for the payment of, a leasing commission to Property Owner's Property Manager if following the termination of the Property Management Agreement a lease is entered into with a party identified as a prospective tenant, and disclosed in writing to CBL/OP at least 5 days prior to the Closing Date, with whom Property Owner and/or Property Owner's Property Manager had been negotiating prior to the termination of the Property Management Agreement (the "Tenant Prospect Commission Obligations"). Notwithstanding anything to the contrary contained herein, Property Owner's cancellation of any Service Contract (other than the Property Management Agreement with Property Owner's Property Manager or any existing leasing listing agreement entered into by Property Owner for the Real Property) shall not be a condition to Closing or CBL/OP's obligations hereunder. At the Closing, Property Owner shall terminate all Service Contracts other than those identified on Exhibit J attached hereto. CBL/OP acknowledges that, notwithstanding the foregoing, Property Owner shall have no obligation to terminate and CBL/OP shall assume at Closing the Tenant Prospect Commission Obligations of Property Owner pursuant to the Property Management Agreement.

                                   ARTICLE V
                               ESCROW AND CLOSING

5.1   Escrow.

5.1.1 Opening of Escrow. Property Owner and CBL/OP shall open an escrow (the "Escrow") with Escrow Agent for the consummation of the transaction contemplated by this Agreement by delivering copies of this Agreement executed by the parties to Escrow Agent at the Escrow Agent's address specified in Section 1.6 above.

Upon receipt of this Agreement executed by the parties, Escrow Agent shall (a) execute and date the Joinder by Escrow Agent attached hereto solely in order to evidence Escrow Agent's agreement to act as Escrow Agent in accordance with the terms and provisions of this Agreement, (b) immediately notify Property Owner and CBL/OP in writing by facsimile of the date Escrow Agent has executed the attached Joinder by Escrow Agent and (c) immediately deliver to Property Owner and CBL/OP by overnight courier ink-signed originals of this Agreement fully executed in counterpart by Property Owner, CBL/OP and Escrow Agent.

5.1.2 Escrow Instructions. This Agreement, together with such supplementary or further escrow instructions as Property Owner, and CBL/OP shall provide to Escrow Agent by written agreement, shall constitute the instructions to Escrow Agent for the Escrow. Property Owner, and CBL/OP hereby authorize their respective attorneys to execute and deliver to Escrow Agent any additional or supplementary instructions as may be necessary or convenient to close the transaction contemplated hereby. Property Owner and CBL/OP also agree to execute, if necessary, Escrow Agent's standard or pre-printed escrow instructions but only to the extent such standard or pre-printed escrow instructions are consistent with this Agreement (including Escrow Agent's duties contained herein) and are reasonably acceptable to Property Owner and CBL/OP. Any such additional or supplementary instructions and/or any pre-printed or standard instructions shall not supersede or conflict with this Agreement, and any such conflict shall be governed by the terms of this Agreement.

5.1.3 Closing. As used in this Agreement, the "Closing" shall mean the consummation of the purchase and sale transaction contemplated by this Agreement, as evidenced by the recordation of the Special Warranty Deeds in the Official Records. Each party shall timely deposit with Escrow Agent the funds, documents and supplementary written escrow instructions required by this Agreement in order to consummate the Closing of the sale and transfer of the Property in accordance with this Agreement.

5.1.4 Closing Date. The Closing shall occur through Escrow on the Closing Date. Property Owner and CBL/OP acknowledge and agree that time is expressly of the essence with respect to the Closing Date specified in Section 1.5, and except as otherwise provided in Sections 4.3.6 and Section 10.2, the failure of either party to timely perform such party's obligations by such Closing Date shall constitute a material breach of this Agreement.

5.2 Conditions Precedent to the Closing for the Benefit of CBL/OP. The Closing and CBL/OP's obligation to consummate the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver of the following conditions precedent for CBL/OP's benefit set forth below in this
 Section 5.2. The conditions precedent set forth below in Section 5.2.3 through
 Section 5.2.12 are referred to as the "CBL/OP Closing Conditions." The CBL/OP Closing Conditions must be satisfied or waived no later than the Closing Date.

5.2.1 Intentionally omitted.

5.2.2 Intentionally omitted.

5.2.3 Property Owner's Deliveries. On or before the Closing Date, Property Owner shall have delivered to Escrow Agent the documents described in
Section 5.4 below.

5.2.4 Representations and Warranties. All representations and warranties of Property Owner contained in Section 7.1 of this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date with the same effect as if those representations and warranties were made at and as of the Closing Date and Property Owner shall have delivered to CBL/OP a certificate, dated as of the Closing Date, confirming (without material exception or qualification) that all of the representations and warranties of Property Owner contained in this Agreement, are true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (the "Property Owner's Closing Certificate"). If the Property Owner's Closing Certificate shall contain any material exception or qualification, then this condition shall not be deemed satisfied to such effect. Notwithstanding the foregoing, it is agreed that any change in the physical condition of the Real Property after the Final Approval Date shall not constitute material exceptions or qualifications for the purposes of this condition. Nothing set forth in this Section shall be deemed to modify the provisions of Article XI.

5.2.5 Covenants. As of the Closing Date, Property Owner shall have performed all material covenants and/or agreements to be performed by Property Owner under this Agreement and Property Owner shall not be in material default in the performance of any material covenant or agreement to be performed by Property Owner under this Agreement.

5.2.6 Intentionally Omitted

5.2.7 Condemnation or Casualty. CBL/OP shall not have terminated this Agreement by reason of the condemnation of a Material Portion of the Property in accordance with Section 11.1 below and CBL/OP shall not have terminated this Agreement by reason of Material Damage to the Real Property in accordance with
Section 11.3 below.

5.2.8 Title Policy. As of the Closing Date, the Title Company shall have issued or irrevocably committed to issue the Title Policy to CBL/OP as provided in
Section 4.3.6 above.

5.2.9 Intentionally Omitted.

5.2.10      Intentionally Omitted.

5.2.11      Intentionally Omitted.

5.2.12 Simultaneous Closings Under Other Mall Contracts. The transactions contemplated under the Other Mall Contracts shall close simultaneously with the Closing hereunder, except this shall not be a CBL/OP Closing Condition if the closing under the Other Mall Contracts shall fail to occur by reason of the default of CBL/OP, and in such case, the provisions of Section 2.3.2 shall apply.

      CBL/OP shall not willfully or in bad faith act or willfully or in bad faith fail to act for the purpose of permitting any CBL/OP Closing Condition to fail. In the event any of the foregoing CBL/OP Closing Conditions are not satisfied (or otherwise waived by CBL/OP) on the Closing Date for any reason other than a default by Property Owner or CBL/OP hereunder, and such failure of condition is not remedied within 10 days after notice to Property Owner of such failure of condition, this Agreement shall terminate, the Letter of Credit or the Deposit, as applicable, shall be returned to CBL/OP and neither party shall have any further rights or obligations under this Agreement, except for the CBL/OP's Surviving Obligations; in the event the failure of any CBL/OP Closing Condition is also a default by Property Owner, the provisions of Section 10.2 shall govern; and in the event the failure of any CBL/OP Closing Condition is also a default by CBL/OP, the provisions of Section 10.1 shall govern. CBL/OP shall at all times prior to the termination of this Agreement have the right to waive any of the CBL/OP Closing Conditions. Except for those deemed waivers due to CBL/OP's failure to timely deliver a notice of objection or termination, any such waiver shall be in writing. Furthermore, the election by CBL/OP to proceed with the Closing and the disbursement of the Purchase Price shall be deemed CBL/OP's waiver of any CBL/OP Closing Condition to the extent any such CBL/OP Closing Condition has not been previously satisfied or waived.

5.3 Conditions Precedent to the Closing for the Benefit of Property Owner. The Closing and Property Owner's obligations with respect to the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver by the respective dates designated below of the following conditions precedent for Property Owner's benefit set forth below in this
 Section 5.3. The conditions precedent set forth below in this Section 5.3 are referred to collectively as the "Property Owner's Conditions Precedent" and individually as a "Property Owner's Condition Precedent."

5.3.1 CBL/OP's Deliveries. On or before the Closing Date, CBL/OP shall have delivered to Escrow Agent all of the funds and documents as provided in Section
Section 3.7 and in Section 5.6 of this Agreement.

5.3.2 Intentionally omitted.

5.3.3 Covenants. As of the Closing Date, CBL/OP shall have performed all material covenants and/or agreements to be performed by CBL/OP under this Agreement and CBL/OP shall not be in default in the performance of any material covenant or agreement to be performed by CBL/OP under this Agreement.

5.3.4 Title Policy. As of the Closing Date, the Title Company shall have issued or irrevocably committed to issue the Title Policy to CBL/OP and/or CBL/OP, subject to the limitations provided in Section 4.3.6 above.

5.3.5 Representations and Warranties. All representations and warranties of CBL/OP contained in Section 7.6 of this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date with the same effect as if those representations and warranties were made at and as of the Closing Date and CBL/OP shall have delivered to Property Owner a certificate, dated as of the Closing Date, confirming (without material exception or qualification) that all of the representations and warranties of CBL/OP contained in this Agreement, are true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (the "CBL/OP Closing Certificate"). If the CBL/OP Closing Certificate shall contain any material exception or qualification, then this condition shall not be deemed satisfied to such effect.

5.3.6 Intentionally Omitted.

5.3.7 Intentionally Omitted .

5.3.8 Simultaneous Closings Under Other Mall Contracts. The transactions contemplated under the Other Mall Contracts shall close simultaneously with the Closing hereunder, except this shall not be a Property Owner Closing Condition if the closing under the Other Mall Contracts shall fail to occur by reason of the default of Property Owner or the contributors thereunder, and in such case, the provisions of Section 2.3.2 shall apply.

Property Owner shall not willfully or in bad faith act or willfully or in bad faith fail to act for the purpose of permitting any Property Owner Condition Precedent to fail. In the event any of the foregoing Property Owner Conditions Precedent are not satisfied (or otherwise waived by Property Owner) by the respective dates designated above in this Section 5.3 for any reason other than a default by CBL/OP or Property Owner hereunder, this Agreement shall terminate, the Letter of Credit or the Deposit, as applicable, shall be returned to CBL/OP and neither party shall have any further rights or obligations under this Agreement, except for the CBL/OP's Surviving Obligations; in the event the failure of any CBL/OP Closing Condition is also a default by Property Owner, the provisions of Section 10.2 shall govern; and in the event the failure of any CBL/OP Closing Condition is also a default by CBL/OP, the provisions of Section
10.1 shall govern. Property Owner shall at all times prior to the termination of this Agreement have the right to waive any of the Property Owner Conditions Precedent. Any such waiver shall be in writing; provided, however, the election by Property Owner to proceed with the Closing and the recording of the Special Warranty Deed shall be deemed Property Owner's waiver of any Property Owner Condition Precedent to the extent any such Property Owner Condition Precedent has not been previously satisfied or waived.

5.4 Property Owner's Deliveries. On or prior to the Closing Date, Property Owner shall make the following deliveries to Escrow Agent:

5.4.1 Special Warranty Deed. Property Owner shall deliver a special warranty deed in the form attached as Exhibit C hereto (the "Special Warranty Deed"), executed and acknowledged by Property Owner, conveying the Real Property to CBL/OP subject to the Permitted Exceptions, to all matters of record, and to such facts as would be disclosed by an accurate survey.

5.4.2 Intentionally Omitted

5.4.3 Bill of Sale and General Assignment. Property Owner shall deliver two counterpart originals of a bill of sale and general assignment in the form attached as Exhibit E hereto (the "Bill of Sale and General Assignment"), executed by Property Owner.

5.4.4 Non-Foreign Certificate. Property Owner shall deliver two counterpart originals of a certification from Property Owner as required by the Foreign Investors Real Property Tax Act, as amended, in the form attached as Exhibit F hereto (the "FIRPTA Certificate"), executed by Property Owner.

5.4.5 Intentionally Omitted

5.4.6 Intentionally Omitted

5.4.7 Closing Statement. Property Owner shall join with CBL/OP in delivering a Closing Statement (defined hereinafter) reflecting the consideration paid at Closing, with all adjustments as set forth herein, and all other costs of the transaction that are customarily included on closing statements in the state wherein the Property is located and pay any such net amount owing at Closing after taking into account the credits and prorations set forth on the Proration and Expense Schedule (as defined hereinafter).

5.4.8 Authority. Property Owner shall deliver evidence of the existence, organization and authority of Property Owner and of the authority of the person executing documents on behalf of Property Owner which evidence shall be subject to the reasonable approval of CBL/OP.

5.4.9 Intentionally Omitted;

5.4.10      Intentionally Omitted.

5.4.11      Intentionally Omitted

5.4.12      Intentionally Omitted.

5.4.13 Original Documents. Property Owner shall deliver to CBL/OP the original Service Contracts that CBL/OP has elected to assume pursuant to Section 4.7 above and licenses and permits, if any, assigned to CBL/OP and in the possession of Property Owner or Property Owner's agents or Property Owner's Property Manager, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property and the Books and Records.

5.4.14 Possession. Property Owner shall deliver possession and occupancy of the Property together with any keys, electronic pass cards or devices (to the extent in Property Owner's possession or control) to all entrance doors and doors to equipment and utility rooms and vault boxes located in or related to the Property.

5.4.15 Contract Termination. Property Owner shall deliver to CBL/OP such evidence satisfactory to CBL/OP that the Property Management Agreement has been terminated, and copies of all correspondence sent and received by Property Owner relating to the termination of those Service Contract that CBL/OP has not agreed to assume.

5.4.16      Intentionally Omitted

5.4.17      Intentionally Omitted.

5.4.18      Intentionally Omitted

5.4.19 Owner's Affidavit. The general partner of the Property Owner shall deliver an Owner's Affidavit which shall be substantially in the form attached hereto as Exhibit S.

5.4.20 Other Documents. Property Owner shall deliver such other documents as may be reasonably required by Escrow Agent or the Title Company (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Property Owner or result in any new or additional obligation, covenant, representation or warranty of Property Owner under this Agreement beyond those expressly set forth in this Agreement).

5.5 Existing Property Owner Debt. Property Owner shall be responsible for any prepayment penalties or other prepayment amounts owing to its current lender in connection with the payment of its existing debt and described on Schedule II hereof ("Existing Property Owner Debt").

5.6 CBL/OP's Deliveries. Prior to the Closing Date, CBL/OP shall deliver to Escrow Agent the following:

5.6.1 Funds. The Purchase Price, plus all net prorations, closing costs and other funds required to be paid or provided by CBL/OP under this Agreement (all monies CBL/OP is required to deliver shall be delivered by wire transfer of immediately available funds to the account designated by Escrow Agent on the Business Day immediately preceding the Closing Date so that the Closing may occur and Escrow Agent will be able to disburse good funds to Property Owner no later than 1:00 p.m. on the Closing Date).

5.6.2 Intentionally Omitted

5.6.3 Bill of Sale and General Assignment. CBL/OP shall deliver two counterpart originals of the Bill of Sale and General Assignment, executed by CBL/OP_;

5.6.4 Closing Statement. Join with Property Owner in delivering a Closing Statement reflecting the consideration paid at Closing, with all adjustments as set forth herein, and all other costs of the transaction that are customarily included on closing statements in the state wherein the Property is located and pay any such net amount owing at Closing after taking into account the credits and prorations set forth on the Proration and Expense Schedule.

5.6.5 CBL/OP Closing Certificate. CBL/OP shall deliver to Property Owner the CBL/OP Closing Certificate.

5.6.6 Authority. Evidence of the existence, organization and authority of CBL/OP and of the authority of the persons executing documents on behalf of CBL/OP reasonably satisfactory to the Title Company.

5.6.7 Other Documents. Such other documents as may be reasonably required by Escrow Agent, Property Owner or the Title Company (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of CBL/OP or result in any new or additional obligation, covenant, representation or warranty of CBL/OP under this Agreement beyond those expressly set forth in this Agreement).

5.7   Intentionally Omitted.

5.8   Closing Costs.

5.8.1 Property's Owner's Closing Costs. Property Owner shall pay (a) the portion of the premium for the Title Policy attributable to an ALTA Standard Coverage Title Policy (as well as any endorsements which Property Owner agrees to have issued to cure a Title Objection), (b) all legal and professional fees and fees of other consultants incurred by Property Owner, (c) Intentionally Omitted, (d) one-half of all Escrow fees and Escrow costs related to the sale of the Property to CBL/OP (as opposed to any Escrow fees and Escrow costs related to any financing obtained by CBL/OP which shall be paid by CBL/OP), (e) the payment to Property Owner's Broker as provided in Section 5.9 below, and (f) any pre-payment penalties or yield maintenance charges payable on any indebtedness of Property Owner that is not a Permitted Exception.

5.8.2 CBL/OP's Closing Costs. CBL/OP shall pay (a) the excess portion of the premium for the Title Policy attributable to an ALTA Extended Coverage Title Policy (if the Title Policy is an ALTA Extended Coverage Title Policy), (b) the cost of any endorsements to the Title Policy requested by CBL/OP (if the Title Policy includes any endorsements) other than any endorsements which Property Owner agrees to cause to be issued to cure a Title Objection, (c) any cost of obtaining the Updated Survey, (d) the county and city transfer/recording taxes, if any, assessed on the recording of the Special Warranty Deed conveying the Property to CBL/OP, (e) all legal and professional fees and fees of other consultants incurred by CBL/OP, (f) any and all Escrow fees and costs and any other costs and expenses whatsoever related to any financing obtained by CBL/OP,
(g) all recording fees and charges, (h) one-half of all Escrow fees and Escrow costs related to the sale of the Property to CBL/OP, and (i) all fees, costs, charges, points, title insurance premiums, recording fees, mortgage registration taxes for any financing obtained by CBL/OP and other costs and expenses incurred in connection with the such financing.

5.8.3 General Allocation. Any other closing costs and expenses which are not addressed in Section 5.8.1 and Section 5.8.2 above shall be allocated between CBL/OP and Property Owner in accordance with the customary practice in the jurisdiction in which the Property is located.

5.9 Real Estate Commissions. Property Owner shall be responsible for any commission, fee or other payment which may be due to Eastdil Realty Company, L.L.C., a New York limited liability company ("Property Owner's Broker") at Closing in connection with the transactions contemplated by this Agreement. Except for any commission that may be payable to Property Owner's Broker as set forth above, each party hereto hereby represents and warrants to the other party that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated herein based upon any dealings or actions by the party making such representation. Each party further agrees to and shall indemnify, protect, defend and hold the other party harmless from and against the payment of any commission to any person or entity claiming by, through or under the indemnifying party. This indemnification shall extend to any and all claims, liabilities, costs, losses, damages, causes of action and expenses (including reasonable attorneys' fees and court costs) arising as a result of such claims and shall survive the Closing or any termination of this Agreement.

5.10 Real Estate Reporting Person. Escrow Agent is hereby designated the "real estate reporting person" for purposes of Section 6045 of Title 26 of the United

 States Code and Treasury Regulation 1.6045 4 and any settlement statement prepared by the Title Company shall so provide. Upon the Closing, CBL/OP and Property Owner shall cause Escrow Agent to file a Form 1099 information return and send the statement to each party as required under the aforementioned statute and regulation.

5.11 Post-Closing Access to Records. CBL/OP, Property Owner, and Property Owner's Property Manager shall cooperate with each other after Closing in case of either's need in response to any legal requirement, regulatory audit requirement, tax audit, tax return preparation or litigation threatened or brought against either the CBL/OP or Property Owner or other legitimate business reason, by allowing the other party and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by such party), at reasonable times to examine and make copies of any and all instruments, files and records pertaining to the Property with respect to any period of time prior to the Closing (including the Books and Records), which right shall survive Closing for a period of 7 years.

5.12 SEC Reporting Requirements. For the period commencing on the Execution Date and continuing through the first anniversary of the Closing Date, and without limitation of other document production otherwise required of Property Owner's Property Manager hereunder, Property Owner shall, or shall cause Property Owner's Property Manager to, from time to time, upon reasonable advance written notice from CBL/OP, provide CBL/OP and its representatives with (i) all financial, leasing and other information pertaining to the period of Property Owner's ownership and operation of the Property that is relevant and reasonably necessary, in the opinion of CBL/OP's outside, third party accountants (the "Accountants"), to enable CBL/OP and its Accountants to prepare financial statements and conduct audits of such financial statements in accordance with generally accepted auditing standards such that CBL/OP shall be in compliance with any or all of (a) Rule 3-05 (but only to the extent such Rule 3-05 references Rule 3-14 of Regulation S-X of the regulations of the Securities and Exchange Commission (the "Commission")) and Rule 3-14 of Regulation S-X of the regulations of the Commission, as applicable; (b) any other rule issued by the Commission and applicable to CBL/OP; and (c) any registration statement, report or disclosure statement filed with the Commission by or on behalf of CBL/OP; and (ii) a representation letter, signed by the individual(s) responsible for Property Owner's financial reporting, in the form prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, if such representation letter is required by the Accountants to render an opinion concerning Property Owner's financial statements.

                                   ARTICLE VI
                                   PRORATIONS

6.1 General. The following items set forth below in this Article VI are to be adjusted and prorated between Property Owner and CBL/OP as of 12:01 a.m. on the Closing Date (the "Adjustment Time"). All prorations shall be calculated as if the Property had been sold by Property Owner to CBL/OP on the Closing Date such that CBL/OP shall be deemed to own the Property, and therefore entitled to any revenues and responsible for any expenses, for the entire day upon which the Closing occurs). Such adjustments and prorations shall be calculated on the actual days of the applicable month and all annual prorations shall be based upon a 365 day year. The net amount resulting from the prorations and adjustments provided for in this Article VI (along with the allocation of Closing costs in accordance with Section 5.8 above) shall be added to (if such net amount is in Property Owner's favor) or deducted from (if such net amount is in CBL/OP's favor) the amount of the Purchase Price.

6.2 Real Estate Taxes. Real estate or ad valorem real property taxes, assessments (including installments of business improvement district charges and principal and interest installments due on any local improvement district liens, if any) and personal property taxes with respect to the Property (collectively, "Real Estate Taxes") shall be prorated based upon the latest available tax bill, such that Property Owner shall be responsible for all Real Estate Taxes levied against the Property for the period prior to the Adjustment Time and CBL/OP shall be responsible for all Real Estate Taxes levied against the Property for the period from and after the Adjustment Time. If the latest available tax bill is not the bill for the current tax year, then Real Estate Taxes shall be prorated based upon the latest tax information then available (including previous tax bills, current assessments and other information available from the taxing authorities) and CBL/OP and Property Owner shall re-prorate the Real Estate Taxes following the Closing as soon as the current tax bill or other current information becomes available. Any increase in Real Estate Taxes which is assessed following the Closing arising out of the sale of the Real Property to CBL/OP or a subsequent sale or change in ownership thereafter, and/or arising out of any construction or improvements to the Real Property prior to or following the Closing, shall be paid by CBL/OP when assessed. Refunds of Real Estate Taxes for the Real Estate Tax year in which the Closing occurs, net of the costs of pursuing any tax contest or protest proceedings and collecting such refunds, shall be prorated in proportion to the respective shares of such Real Estate Taxes borne by Property Owner and CBL/OP hereunder. Notwithstanding any statement herein to the contrary, the parties agree that taxes shall be prorated on the basis that Property Owner is responsible for taxes and assessments relating to periods prior to the Closing and CBL/OP is responsible for taxes and assessments relating to periods from the Closing and thereafter, and the parties further agree that this tax proration shall apply regardless of whether the taxing authority assesses taxes in arrears, currently or prospectively.

6.3 Operating Expenses. As used herein, "Operating Expenses" means all fees and charges for sewer, water, electricity, heat and air-conditioning service and other utilities; common area maintenance charges; rental taxes, personal property taxes, business occupational taxes and municipal taxes other than Real Estate Taxes; landlord's contributions to merchant or project associations or to promotional funds; periodic charges payable under Service Contracts assigned to and assumed by CBL/OP; periodic fees payable under transferable licenses and permits for the operation (as opposed to the construction) of the Property; and any other costs and expenses with respect to the operation and maintenance of the Property. Subject to the provisions of Section 6.4.3 below, Operating Expenses shall be prorated as of the Adjustment Time such that Property Owner shall be responsible for all Operating Expenses attributable on an accrual basis to the period prior to the Adjustment Time and CBL/OP shall be responsible for all Operating Expenses attributable on an accrual basis to the period from and after the Adjustment Time. If invoices or bills for any of such costs and expenses are unavailable on or before the Closing Date, such costs and expenses shall be estimated and prorated at Closing based upon the latest information available (including prior bills and operating history) and a final and conclusive readjustment of any cost and expense item shall be made upon receipt of the actual invoice or bill, but in all events no later than 90 days following the Closing. CBL/OP shall take all steps necessary to effectuate the transfer of all utilities to CBL/OP's name as of the date of Closing, and where necessary, open a new account in CBL/OP's name and post deposits with the utility companies. CBL/OP and Property Owner's Property Manager shall cooperate to have all utility meters read by the appropriate utility companies as of the date of Closing. If CBL/OP and Property Owner's Property Manager are unable to obtain final meter readings as of the Closing Date from all applicable meters, such expenses shall be estimated at Closing based upon the operating history of the Property subject to the final adjustment in all events no later than 90 days following the Closing as provided above in this Section 6.3. Property Owner shall be entitled to recover any and all deposits held by any utility companies as of the date of Closing, and if any such deposits are not returned to Property Owner on or before the Closing Date and are assigned to CBL/OP, such amounts shall be credited to Property Owner's account and increase the amount of funds payable by CBL/OP at Closing.

6.4    Intentionally Omitted.

6.5   Intentionally Omitted.

6.6   Intentionally Omitted.

6.7   Intentionally Omitted.

6.8   Intentionally Omitted.

6.9 Adjustment Procedure. Not less than two Business Days prior to the Closing Date, Property Owner and CBL/OP shall agree upon a schedule of the allocation of costs and expenses to be made in accordance with Section 5.9 above and the prorations to be made in accordance with this Article VI (the "Proration and Expense Schedule"), which Proration and Expense Schedule shall be executed by Property Owner and CBL/OP, become a schedule to the closing statement described in Sections 5.4.7 and 5.6.4 (the "Closing Statement") and utilized for purposes of making the adjustments to the Purchase Price at Closing for closing costs and prorations. As soon as practicable following the Closing (but in no event later than the first anniversary of the Closing, except that with respect to Real Estate Taxes, in no event later than fifteen (15) business days after receipt of the actual tax bill attributable for the calendar year 2005), Property Owner and CBL/OP shall reprorate the income and expenses set forth in this Article VI based upon actual bills or invoices received after the Closing (if original prorations were based upon estimates) and any other items necessary to effectuate the intent of the parties that all income and expense items be prorated as provided above in this Article VI. Any reprorated items shall be promptly paid to the party entitled thereto. Any payment by the Property Owner to CBL/OP pursuant to the preceding sentence shall be in cash. Any errors or omissions in computing adjustments at the Closing shall be promptly corrected, provided that the party seeking to correct such error or omission shall have notified the other party of such error or omission no later than the first anniversary of the Closing. The provisions of this Article VI shall survive the Closing.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties of Property Owner. As a material inducement to CBL/OP entering into this Agreement and consummating the transactions contemplated hereby, Property Owner hereby makes the following representations and warranties to CBL/OP as of the Effective Date, subject to the terms set forth herein and subject to the items set forth on Schedule 7.1 attached hereto and made a part hereof (the "Disclosure Schedule"):

7.1.1 Power and Authority of Property Owner. Property Owner has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Property Owner and constitutes Property Owner's legal, valid and binding obligation, enforceable in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally). The execution, delivery and performance of this Agreement has been duly and validly authorized by Property Owner. The execution, delivery and performance by Property Owner of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Property Owner is subject, (ii) violate any order, judgment or decree applicable to Property Owner, (iii) violate, conflict with, or result in a breach or default under, or cause the termination of, any term or condition of any court order, restriction, agreement, document or other instrument to which Property Owner is a party or by which Property Owner may be bound, or (iv) except as contemplated by this Agreement, result in the creation of any lien, charge or encumbrance upon the Property or any part thereof.

7.1.2 Intentionally Omitted

7.1.3 Intentionally Omitted

7.1.4 [Intentionally Omitted].

7.1.5 Deliveries at Closing. All documents to be executed by Property Owner which are to be delivered to CBL/OP at the Closing will be, duly authorized, executed, and delivered by the Property Owner, will be legal, valid, and binding obligations of Property Owner (except as limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally).

7.1.6 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Property Owner in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required for Property Owner to consummate the transactions contemplated by this Agreement, or if required, such consent has been obtained.

7.1.7 Individuals Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Property Owner have the legal power, right, and actual authority to bind Property Owner to the terms and conditions hereof and thereof.

7.1.8 Tenant Leases. There are no leases, occupancy agreements that encumber the Property.


7.1.9 Contracts. Other than those which are cancelable on 30 days' notice without payment of any fees, there are no service, supply, maintenance, repair, construction or management contracts to which Property Owner is a party relating to the Property which will be binding upon CBL/OP, or the Property following the Closing, except as disclosed by the Title Documents and except as described in Exhibit Z attached hereto.

7.1.10 Pending Actions. There is no pending (or to Property Owner's knowledge, threatened) action, suit or proceeding before any court or other governmental agency naming Property Owner as a party that arises out of Property Owner's ownership of the Property (other than any pending proceeding to contest the Real Estate Taxes assessment of the Property).

7.1.11 Governmental/Insurance Notices. Except as disclosed to CBL/OP in writing, Property Owner has not received any written notice (a) from any city, county, state or other governmental authority having jurisdiction over the Real Property stating that the Real Property is in material violation of the laws, rules or ordinances applicable to the Real Property including applicable parking ratios, which violation has not been corrected prior to the Effective Date, or (b) from Property Owner's insurance carriers regarding defects or material inadequacies of all or any part of the Real Property or use or operation thereof, which defects or inadequacies have not been corrected prior to the Effective Date.

7.1.12 Condemnation/Rezoning. Except as disclosed in the Title Documents or otherwise disclosed to CBL/OP in writing, Property Owner has not received any official notice from any governmental authority having jurisdiction over the Real Property of (a) any actual or threatened condemnation of the Property or any part thereof; or (b) any actual plan, study or effort to rezone the Real Property or to widen, modify, regrade or realign any street or highway that borders the Real Property. Except as set forth in the Property Records delivered or made available to CBL/OP as provided in Section 4.2.1 above and except as disclosed to CBL/OP in writing, Property Owner has not been served with any complaint for any pending eminent domain proceeding with respect to the Property.

7.1.13 Environmental Law Violations. Except as disclosed to CBL/OP in writing,
(a) Property Owner has not received any written notice of a material violation of any federal, state, or local laws, ordinances, rules or regulations governing the use, storage, treatment, transportation, generation or disposal of Hazardous Substances with respect to the Real Property, and (b) to Property Owner's knowledge, no person or entity has caused any Hazardous Substances to be disposed of or released at the Real Property during Property Owner's period of ownership of the Real Property, except for amounts of Hazardous Substances that may be present in the ordinary course of the shopping center/retail business conducted by Property Owner, or occupants of the Real Property or in the ordinary course of the maintenance and operation of the Real Property.

7.1.14 Lease Brokerage. There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments by Property Owner or its successors or assigns of any amounts for leasing activities or procuring tenants with respect to the Property including lease renewals, expansions or modifications.

7.1.15 No Violations. To Property Owner's knowledge, (i) the Property is in compliance with applicable fire, health, building, use, occupancy or zoning laws (collectively, "Laws"), including but not limited to applicable parking ratios and (ii) any work that is required by any Laws to be done upon or in connection with the Property has been done except for such work that may remain outstanding and, if unaddressed, would not have a material adverse effect on the use of the Property as currently owned and operated.

7.1.16      Intentionally Omitted.

7.1.17 Taxes. To Property Owner's Knowledge, no application or proceeding is pending seeking any increase or reduction in taxes or assessments for the Property.

7.1.18 Financial/Operating Statements. The financial statements with respect to the Property provided by Property Owner to CBL/OP (i) were materially accurate as of the date and for the period(s) presented in such statements, and (ii) accurately reflected the financial condition and results of operations of the Property as of the period(s) presented.

7.1.19      Delivery of Environmental Reports and Property Condition Reports.

(i) Property Owner has delivered to CBL/OP or made available to CBL/OP all environmental reports in the possession of Property Owner or Property Owners' Property Manager (the "Existing Environmental Reports"). With respect to any other environmental report not currently in Property Owner's possession, but previously commissioned by or for the benefit of Property Owner or any lender to Property Owner with respect to the Property or with respect to conditions that may impact the Property (the "Prior Reports"), no such Prior Report contains information which is materially inconsistent with the Existing Environmental Reports.

(ii) Property Owner has delivered to CBL/OP or made available to CBL/OP all reports in Property Owner's possession prepared within the five (5) year period prior to the Effective Date that Property Owner has caused to be prepared or that were prepared by or for any other person or entity with respect to the Property or any portion of the Property that are in the nature of engineering reports, reports of physical conditions of Improvements and/or any other reports of other conditions at, on or impacting the Property that called for or recommended repairs or capital expenditures in excess of $25,000.

7.1.20 Adjacent Property. Except for the property described in the Eastland Contract, neither Property Owner nor any partner or affiliate of Property Owner owns any interest in any real property that is adjacent to the Land or that is within a one-mile radius of the Land.

7.1.21 Employees. Property Owner neither has, nor has ever had, any employees.

7.1.22      Intentionally Omitted.

7.2 Definition of Property Owner's Knowledge. For purposes of this Agreement, whenever the phrase "to the knowledge of Property Owner" or words of similar import are used, they shall be deemed to refer to the present actual (as opposed to constructive or imputed) knowledge of either Troy Marquis or Irwin Blitt, only, without any investigation or inquiry whatsoever by said individuals. CBL/OP acknowledges that the individuals named above are named solely for the purpose of defining and narrowing the scope of Property Owner's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual to CBL/OP. CBL/OP covenants that CBL/OP will bring no action of any kind against such individual or any officer, director, member, partner, shareholder, agent, representative, or advisor of Property Owner in such capacity arising out of the representations and warranties made by Property Owner in this Agreement.

7.3 Survival Period. The representations and warranties of Property Owner set forth in Section 7.1 and the indemnification obligations under Section 10.4.2 shall survive until only the date which is one (1) year following the Closing (the "Expiration Date") (other than those representations and warranties set forth in Sections 7.1.1 through 7.1.7 and the indemnification obligations under
 Section 10.4.2, but only to the extent the indemnification obligations cover breaches of the representation and warranties set forth in Sections 7.1.1 through 7.1.7, which shall survive until the date which is five (5) years following the Closing Date (the "Extended Expiration Date")) and shall automatically expire upon the Expiration Date (or Extended Expiration Date, as applicable) unless CBL/OP files a written claim against Property Owner with respect to any alleged breach prior to the Expiration Date (or Extended Expiration Date, as applicable) and commences suit within six (6) months following the filing of such claim (and, in the event any such suit is timely commenced by CBL/OP against Property Owner, shall survive thereafter only insofar as the subject matter of the alleged breach specified in such suit is concerned). If suit is not timely commenced by CBL/OP within the time period stated above, then Property Owner's representations and warranties and indemnifications obligations shall thereafter be void and of no force or effect.

7.4 Third Party Information. Notwithstanding anything to the contrary contained herein, and without limiting Article IX below, Property Owner shall not have any liability, obligation or responsibility of any kind to CBL/OP, any of CBL/OP's agents, members, partners, employees, representatives, related and affiliated entities, successors and assigns, or any other party claiming by, under or through CBL/OP (collectively, "CBL/OP Parties") with respect to the following: (a) the content or accuracy of any report, study, opinion or conclusion of any soils, toxic, environmental or other engineer or other person or entity who has examined the Property or any aspect thereof; (b) the content or accuracy of any information released to CBL/OP by an engineer or planner in connection with the Property; (c) the availability of building or other permits or approvals for the Property by any state or local governmental bodies with jurisdiction over the Property; (d) any of the items delivered or made available to CBL/OP pursuant to CBL/OP's review of the Property or the Property Records or the condition of the Property which have been prepared by anyone other than Property Owner (including any of the Title Documents); or (e) the content or accuracy of any other development or construction cost, projection, financial or marketing analysis given to CBL/OP by Property Owner or reviewed by CBL/OP with respect to the Property; provided that, in each case stated above, to the extent that Property Owner furnished or made available any documents or materials to CBL/OP, Property Owner represents and warrants that, to Property Owner's knowledge, such documents and materials are true and correct copies of those documents and materials contained in Property Owner's files. Under no circumstances whatsoever shall information possessed by or known to any person or entity other than Property Owner (including Property Owner's consultants, attorneys, agents and advisors or their respective employees or representatives) be imputed or attributed to Property Owner.

7.5 CBL/OP's Knowledge. For purposes of this Agreement, whenever the phrase "to the knowledge of CBL/OP" or "CBL/OP has actual knowledge" or words of similar import are used, they shall be deemed to refer to the present actual (as opposed to constructive or imputed) knowledge of Stephen Lebovitz, Keith Honnold and/or Jay Wiseman without any investigation or inquiry whatsoever by said individual. Property Owner acknowledges that the individual named above is named solely for the purpose of defining and narrowing the scope of CBL/OP's knowledge and not for the purpose of imposing any liability on or creating any duties running from such individual to Property Owner. Property Owner covenant that they will bring no action of any kind against such individual or any officer, director, member, partner, shareholder, agent, representative, or advisor of CBL/OP arising out of the representations and warranties made by CBL/OP in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Property Owner shall not have any liability, obligation or responsibility of any kind to CBL/OP or any other CBL/OP Party with respect to any representation or warranty contained in Section 7.1 above if, prior to the Closing, CBL/OP has actual knowledge that such representation or warranty is untrue or incorrect.

7.6 Representations and Warranties of CBL/OP. CBL/OP represents and warrants to Property Owner that upon approval of CBL/REIT's Board of Directors as described in Section 13.2 hereof, the following matters are true and correct as of the Effective Date:

7.6.1 Legal Power. CBL/OP will have the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

7.6.2 Duly Authorized. This Agreement is, and all the documents executed by CBL/OP which are to be delivered to Property Owner at the Closing will be, duly authorized, executed, and delivered by CBL/OP, and is and will be legal, valid, and binding obligations of CBL/OP (except as may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally).

7.6.3 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by CBL/OP in connection with entering into this Agreement and the instruments referenced herein and by the Closing all such necessary action will have been taken to authorize the consummation of the transaction contemplated hereby. By the Closing no additional consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party shall be required for CBL/OP to consummate the transaction contemplated by this Agreement.

7.6.4 Individuals Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of CBL/OP have the legal power, right, and actual authority to bind CBL/OP to the terms and conditions hereof and thereof.

                                  ARTICLE VIII
                               OPERATING COVENANTS

      Property Owner hereby agrees to the following covenants:

8.1 Insurance. Until the Closing, Property Owner shall keep the Property insured against fire, vandalism and other loss, damage and destruction with the same coverage, policy limits and deductible amounts as are currently maintained by Property Owner.

8.2 Operation of Property. Until the Closing, Property Owner shall operate the Property in the manner as Property Owner has previously done and Property Owner shall maintain and repair the Property through the Closing in a manner consistent with the manner in which Property Owner maintained and repaired the Property prior to the date of this Agreement, subject to the limitations on Property Owner's obligation to pay costs of repair and maintenance as set forth in Section 8.3 below.

8.3 Capital Improvements. Subject to Property Owner's obligations under Section
 8.2 above, from and after the Effective Date until the Closing, Property Owner shall not undertake any capital improvements or material alterations or renovations to the Real Property (including any which are recommended in any of the Property Records delivered or made available to CBL/OP or in any of the CBL/OP's Information), except as may be required under governmental regulations, without the prior written consent of CBL/OP. To the extent Property Owner is required (whether pursuant to Section 8.2, or under governmental regulations) or Property Owner receives CBL/OP's consent, pursuant to the foregoing sentence, to undertake any capital improvements or material alterations to the Real Property, Property Owner shall not be required to pay for capital improvements or maintenance and repair expenses in excess of One Hundred Thousand Dollars ($100,000). If the aggregate amount incurred by Property Owner for capital improvements under this Section 8.3 and maintenance and repair expenses under the Section 8.2 above, exceeds One Hundred Thousand Dollars ($100,000), provided the Closing occurs, CBL/OP shall reimburse Property Owner at Closing for the amount so expended in excess of One Hundred Thousand Dollars ($100,000); provided, further, that if the total reimbursement required of CBL/OP pursuant to this provision shall exceed Nine Hundred Thousand Dollars ($900,000), CBL/OP shall have the right to terminate this Agreement by written notice to Property Owner, in which event the Letter of Credit or the Deposit, as applicable, shall be returned to CBL/OP.

8.4 Leasing. From and after the Effective Date, Property Owner shall not enter into any new leases or occupancy agreements for any portion of the Property without the prior written consent of CBL/OP.

8.5 New Contracts. Except as permitted under the terms of this Agreement, Property Owner shall not enter into any new contract or other agreement affecting the Property (including but not limited to any transfer of any interest in the Property or placement or allowance of placement of any mortgage or lien against the Property) which would survive the Closing; provided that no consent of CBL/OP shall be required as to any proposed contract or other agreement which is entered into in the course of Property Owner's ordinary course of operating and maintaining the Property and which provides it is terminable upon 30 days (or less) notice without premium or penalty payable by CBL/OP.

8.6 Liens. From the Effective Date until Closing, except for the Permitted Exceptions, Property Owner shall not create or consent to the creation of any security interests, liens, easements or other title conditions affecting any portion of the Property, without the prior written consent of CBL/OP, which shall not be unreasonably withheld.

8.7   Intentionally Omitted

8.8 Transfers. From the Effective Date until Closing, Property Owner shall not
 (i) other than due to a casualty, condemnation or as required by law, offer to sell, or sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein, or (ii) list the Property or any part thereof with any broker (other than extending the existing listing with Property Owner's Broker) or otherwise offer or solicit offers for the sale or transfer of the Property to any person or entity other than the CBL/OP.

8.9 Litigation. From the Effective Date until Closing, Property Owner shall give CBL/OP prompt notice of the institution of any litigation, arbitration or other administrative proceeding of which Property Owner becomes aware involving the Property or that could impact Property Owner's interest in the Property and will allow CBL/OP, if requested by CBL/OP, to participate in any decision to settle such matters and CBL/OP shall be entitled to approve or disapprove any settlement of such matters that, in the case of any of the foregoing, may have any material adverse impact on the Property following the Closing (it being agreed that a settlement which merely requires the payment of money by Property Owner and/or its insurers, and does not impose any future obligations concerning operation of the Property will be deemed not to have a material adverse impact on the Property following the Closing).

8.10 Schedule and Exhibit Updates. Property Owner shall notify CBL/OP of (i) any circumstance known to Property Owner that would result in a change to any Schedule or Exhibit or (ii) any discovery (or remembrance) of facts which would render any Schedule or Exhibit inaccurate or incomplete within a reasonable time following Property Owner's knowledge of the occurrence of such circumstance or discovery of such facts.

8.11  Intentionally Omitted

8.12 Employees of the Property Owner. By the Closing Date, Property Owner hereby covenants to terminate all of the employees employed by the Property Owner at Property Owner's sole cost and expense; and shall pay, at Property Owner's sole cost and expense, any and all wages, severances, bonuses, retirement packages and other considerations that such terminated employees are entitled to receive.

                                   ARTICLE IX
                                  "AS-IS" SALE

9.1 Disclaimer of Representations and Warranties by Property Owner. Notwithstanding anything contained in this Agreement to the contrary, except for those representations and warranties expressly made by Property Owner in
 Section 7.1 above, it is understood and agreed that neither Property Owner nor any of Property Owner's respective agents, employees, contractors or representatives, nor any other person purporting to act on behalf of Property Owner, has made and is not now making, and CBL/OP has not relied upon and will not rely upon (directly or indirectly), any warranties or representations of any kind or character, express or implied, oral or written, past, present or future, with respect to the Property, including warranties or representations as to (a) matters of title, (b) environmental matters relating to the Property or any portion thereof, (c) geological conditions, including subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water and earthquake faults and the resulting damage of past and/or future earthquakes, (d) whether, and to the extent to which, the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard, (e) drainage, (f) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (g) zoning to which the Property or any portion thereof may be subject, (h) the availability of any utilities to the Property or any portion thereof including water, sewage, gas and electric, (i) usages of adjoining property, (j) access to the Property or any portion thereof, (k) the value, compliance with the plans and specifications, size, location, age, use, design, quality, descriptions, suitability, seismic or other structural integrity, operation, title to, or physical or financial condition of the improvements or any other portion of the Property, (l) any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (m) the presence of hazardous substances in or on, under or in the vicinity of the Property, (n) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (o) the existence or non-existence of underground storage tanks, (p) any other matter affecting the stability or integrity of the Real Property, (q) the potential for further development of the Property, (r) the existence of vested land use, zoning or building entitlements affecting the Property, (s) the merchantability of the Property or fitness of the Property for any particular purpose (CBL/OP affirming that CBL/OP has not relied on the skill or judgment of Property Owner, Property Owner's Property manager, or any of their respective agents, employees, contractors or representatives to select or furnish the Property for any particular purpose, and that Property Owner does not make any warranty that the Property is fit for any particular purpose) or (t) tax consequences (including the amount, use or provisions relating to any tax credits). CBL/OP further acknowledges that any information of any type which CBL/OP has received or may receive from Property Owner or any of its agents, employees, contractors or representatives, including any environmental reports and survey, is furnished on the express condition that CBL/OP shall not rely thereon, but shall make an independent verification of the accuracy of such information, all such information being furnished without any representation or warranty whatsoever.

9.2 Sale "As Is". CBL/OP represents and warrants that CBL/OP is a knowledgeable, experienced and sophisticated buyer of real estate and that CBL/OP has relied and shall rely solely on (a) CBL/OP's own expertise and that of CBL/OP's advisors and consultants in purchasing the Property, and (b) CBL/OP's own knowledge of the Property based on CBL/OP's investigations and inspections of the Property. CBL/OP has conducted such inspections and investigations of the Property as CBL/OP deems necessary, including the physical and environmental conditions thereof, and shall rely upon same. Upon Closing, CBL/OP shall assume the risk that adverse matters, including adverse physical and environmental conditions, may not have been revealed by CBL/OP's inspections and investigations. CBL/OP acknowledges and agrees that upon Closing, Property Owner shall convey to CBL/OP and CBL/OP shall accept the Property based on the condition of the Property being "as is, where is," with all faults and defects (latent and apparent). CBL/OP further acknowledges and agrees that there are no oral agreements, warranties or representations with respect to the Property made by any Property Owner, or any agent, employee, contractor or representative of either of them except for representations and warranties made by Property Owner in this Agreement or any document delivered at or prior to Closing pursuant hereto. The terms and conditions of Section 9.1 and this
 Section 9.2 shall expressly survive the Closing, shall not merge with any Closing Documents. Property Owner is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by Property Owner's Property Manager, Property Owner's broker or any other real estate broker, or any contractor, agent, or other third person. CBL/OP acknowledges that the Purchase Price reflects the "as is" condition of the Property and any faults, liabilities, defects or other adverse matters that may be associated with the Property except for representations and warranties made by Property Owner in this Agreement or any document delivered at or prior to Closing pursuant hereto. CBL/OP has fully reviewed the disclaimers and waivers set forth in this Agreement with CBL/OP's counsel and understands the significance and effect thereof.

9.3 CBL/OP Acknowledgments. CBL/OP acknowledges and agrees that (a) to the extent required to be operative, the disclaimers of warranties contained in
 Section 9.1 and Section 9.2 above are "conspicuous" disclaimers for purposes of all applicable laws and other legal requirements, and (b) the disclaimers and other agreements set forth in Section 9.1 and Section 9.2 are an integral part of this Agreement, that the Purchase Price has been adjusted to reflect the same and that Property Owner would not have agreed to consummate the transactions contemplated hereby without the disclaimers and other agreements set forth in Section 9.1 and Section 9.2 above.

9.4 CBL/OP Represented by Counsel. CBL/OP hereby represents and warrants to Property Owner that: (a) CBL/OP is not in a significantly disparate bargaining position in relation to Property Owner; (b) CBL/OP is represented by legal counsel in connection with the transaction contemplated by this Agreement; and
 (c) CBL/OP is acquiring the Property for business, commercial, investment or other similar purposes.

9.5   CBL/OP's Release of Property Owner.

9.5.1 Property Owner Released From Liability. Subject to those obligations (including, without limitation, representations and warranties) of Property Owner which this Agreement specifically provides shall survive the Closing,

CBL/OP hereby waives its and their right to recover from and fully and irrevocably releases Property Owner, Property Owner's Property Manager and Property Owner's employees, officers, directors, representatives, agents, advisors, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations acting on Property Owner's behalf (the "Released Parties") from any and all claims, responsibility and/or liability that CBL/OP may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to (a) the physical, environmental and structural condition (including any construction defects, errors, omissions or other conditions, latent or otherwise), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever, (b) the presence of any environmental problems, or the use, presence, storage, release, discharge, or migration of Hazardous Substances on, in, under or around the Property regardless of when such Hazardous Substances were first introduced in, on or about the Property, and (c) the presence, release and/or remediation of asbestos and asbestos containing materials in, on or about the Property regardless of when such asbestos and asbestos containing materials were first introduced in, on or about the Property. Notwithstanding the foregoing, the Released Parties shall not be deemed to include contractors, subcontractors and other persons who are unaffiliated with Property Owner and who have supplied labor, materials or equipment to a work of improvement at the Real Property. This release includes claims of which CBL/OP is presently unaware or which CBL/OP does not presently suspect to exist which, if known by CBL/OP, would materially affect CBL/OP's release of the Released Parties. CBL/OP specifically waives the provision of any statute or principle of law, which provides otherwise. In this connection and to the extent permitted by law, CBL/OP agrees, represents and warrants that CBL/OP realizes and acknowledges that factual matters now unknown to CBL/OP may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and CBL/OP further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that CBL/OP nevertheless hereby intends to release, discharge and acquit Property Owner from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses.

9.5.2 Claims Under Environmental Laws. As used herein, (a) "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Section 6902 et seq.), as amended, or any similar federal, state or local law, ordinance, rule or regulation applicable to the Property (including any principles of common law or common law theories); and (b) "Hazardous Substances" means any hazardous, toxic or dangerous waste, substance or material, any pollutant or contaminant, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde or asbestos; and
(c) "Unknown Environmental Liabilities" means future obligations to remediate Hazardous Substances which are located on the Property prior to the Closing, whether or not such Hazardous Substance is disclosed by any of the Property Records, CBL/OP's Information or any other source prior to the Closing. Without limiting the foregoing provisions of this Article IX and notwithstanding the provisions of any Environmental Laws to the contrary, but subject to (and without waiving in any respect) the representations and warranties made by

Property Owner in Sections 7.1.11, 7.1.13 and 7.1.19 above, (i) Unknown Environmental Liabilities relating to the Property which exist on or before the Closing shall be borne solely by CBL/OP, and (ii) Property Owner shall be deemed to be released from all Unknown Environmental Liabilities pursuant to Section
9.5.1 above. Without limiting the foregoing, but subject to (and without waiving in any respect) the representations and warranties made by Property Owner in Sections 7.1.11, 7.1.13 and 7.1.19 above, CBL/OP hereby waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including a private right of action under the federal superfund laws, 42 U.S.C. Sections 9601 et seq. or any other Environmental Laws (as such laws and statutes may be amended, supplemented or replaced from time to time), directly or indirectly, against the Released Parties in connection with Unknown Environmental Liabilities or any other claims relating to Hazardous Substances at the Property or arising under Environmental Laws with respect to the Property.


                                     /s/ KLH
                                CBL/OP'S INITIALS

9.5.3 Survival. The foregoing provisions of this Article IX, including the waivers and releases by CBL/OP, shall survive the Closing.

                                   ARTICLE X
                                    REMEDIES

10.1 Liquidated Damages; Property Owner's Remedies. In the event the Closing and the consummation of the transaction contemplated herein do not occur as provided herein by reason of any breach of CBL/OP, CBL/OP, and Property Owner agree that it would be impractical and extremely difficult to estimate the damages which Property Owner may suffer as a result thereof. Therefore, CBL/OP and Property Owner do hereby agree that a reasonable estimate of the total net detriment that Property Owner would suffer in the event that CBL/OP breaches this Agreement and fails to complete the purchase of the Property is and shall be, as Property Owner's sole and exclusive remedy (whether at law or in equity), and as the full, agreed and liquidated damages for such breach, the payment of the Deposit under the Other Mall Contracts (it being agreed by Property Owner that such Deposit shall be allocated among the Property Owner and the Other Mall Contributors in the manner described in the Indemnification Escrow Agreement which is attached hereto as Exhibit AA) (it being understand that there is no separate "Deposit" for this Agreement). Upon any such breach by CBL/OP, unless otherwise specified, this Agreement shall be terminated and neither party shall have any further rights or obligations hereunder, each to the other, except for the right of Property Owner to collect and retain such liquidated damages from CBL/OP and Escrow Agent and the obligation of CBL/OP to deliver to Property Owner the delivery items pursuant to Section 4.6 above; provided, however, that this liquidated damages provision shall not limit Property Owner's right to (a) receive reimbursement for or recover damages in connection with CBL/OP's indemnity of Property Owner and/or breach of CBL/OP's obligations pursuant to Section 4.4.2 and Section 5.9 above, (b) recover attorneys' fees and court costs pursuant to Section 10.3 below, (c) injunctive relief under Section 4.2.6 above, and/or (d) pursue any and all remedies available at law or in equity in the event that following any termination of this Agreement, CBL/OP or any other CBL/OP party asserts any claims or right to the Property that would otherwise delay or prevent Property Owner from having clear, indefeasible and marketable title to the Property. The parties acknowledge that the payment of such liquidated damages is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to Property Owner.

10.2 CBL/OP's Remedies. Subject to Section 10.5 below, in the event the Closing and the consummation of the transaction contemplated herein do not occur as provided herein by reason of any breach of Property Owner, then CBL/OP shall elect, as CBL/OP's sole remedy, either to: (a) terminate this Agreement by giving Property Owner timely written notice of such election prior to or upon the Closing Date, and CBL/OP shall be entitled to recover from Escrow Agent or Oak Park Property Owner, as applicable, the Letter of Credit or the Deposit, as applicable; or (b) enforce specific performance against Property Owner, in which event there shall be no reduction of the Purchase Price and CBL/OP shall not be entitled to recover any damages (whether actual, direct, indirect, consequential, punitive or otherwise) notwithstanding such failure or breach by Property Owner. Notwithstanding the foregoing, if Property Owner breaches any of Property Owner's obligations which pursuant to this Agreement are to be performed by Property Owner prior to the Closing Date, and instead of terminating this Agreement pursuant to this Section 10.2, CBL/OP proceeds with the Closing, then CBL/OP shall be deemed to have waived such default by Property Owner, provided that CBL/OP has knowledge thereof prior to Closing. CBL/OP shall be deemed to have elected to terminate this Agreement pursuant to Clause (a) hereinabove if CBL/OP fails to commence an action to assert a claim for specific performance against Property Owner on or before 30 days following the Closing Date. Notwithstanding the foregoing to the contrary, no notice of termination given by CBL/OP hereunder shall be of any force or effect if Property Owner cures the default within 5 Business Days after Property Owner's receipt of any such termination notice. If CBL/OP duly elects to terminate or is deemed to have elected to terminate this Agreement pursuant to Clause (a) hereinabove, then CBL/OP shall and hereby agrees in such event to waive any and all right to file or record any lis pendens or any other lien or encumbrance against the Property or to seek specific performance or other equitable relief or to seek or recover from Property Owner any damages (including any actual direct, indirect, consequential, punitive or other damages).

10.3 Attorneys' Fees. If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 10.3 shall survive the Closing and any termination of this Agreement and shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

10.4  Mutual Post-Closing Indemnities.

10.4.1 Definition of Losses. For purposes of this Section, "Losses" shall mean any and all claims, actions, suits, demands, losses, damages, liabilities, obligations, judgments, settlements approved by the indemnifying party, awards, penalties, costs or expenses, including, without limitation, reasonable attorneys' and paralegals' fees and expenses (based on actual time spent and normal billing rates, and without giving effect to any statutory presumption of the amount of reasonable attorneys' fees that might apply) but excluding the following but only insofar as the following do not or have not resulted in actual monetary loss: any damage to reputation, mental or emotional distress or interference with business operations.

10.4.2 Property Owner's Indemnity. Subject to the limitations set forth in
Section 7.3 above and Sections 10.5 and 10.6 below, Property Owner hereby agrees to indemnify, hold harmless and defend CBL/OP and any officer, director, partner, employee and/or agent of CBL/OP from and against any and all Losses arising out of or resulting from (i) any default by Property Owner on or prior to Closing under the Service Contracts; (ii) the breach or inaccuracy of any representation or warranty made by Property Owner in this Agreement or the Closing documents delivered by Property Owner; (iii) any third party tort claim with respect to the Property that arises or arose as the result of any injury or damage occurring on or prior to Closing; (iv) the failure of Property Owner to perform any of their covenants (I) set forth in Article VIII of this Agreement,
(II) or such other covenants set forth in this Agreement that are to be performed after the Closing; or (v) any claims by Property Owner's employees, including, but not limited to, any claims related to any termination of such employees' employment and any unpaid wages, severances, bonuses, and retirement packages; provided, however, that nothing in this Section 10.4.2 shall obligate Property Owner to indemnify, hold harmless or defend CBL/OP with regard to any Losses arising from (1) any continuing condition of the Property as of the Closing Date which CBL/OP has agreed to accept in its "AS-IS, WHERE-IS" condition as of the Closing Date, or (2) any matter for which CBL/OP has agreed to release Property Owner pursuant to Section 9.5 of this Agreement, or (3) any matter described in the last sentence of Section 7.5.

10.4.3 Sources for Satisfaction of Property Owner's Indemnity. At the Closing, CBL/OP, Property Owner and the Other Mall Contributors shall establish with Escrow Agent at Closing a single escrow account (the "Indemnity Escrow Fund") for this Agreement and the Other Mall Contracts, into which $5,000,000 shall be deposited by the Property Owner and the Other Mall Contributors and held and administered by the Escrow Agent pursuant to the terms and conditions of the Indemnity Escrow Agreement as the initial source for CBL/OP's claims for indemnifications under this Agreement and under the Other Mall Contracts. The entire amount of the Indemnity Escrow Fund shall be available to satisfy claims under this Agreement or either of the Other Mall Contracts, without regard to what portion of such Indemnity Escrow Fund has been funded by Property Owner hereunder or by Other Mall Contributors. At any time prior to the "Expiration Date" specified in Section 7.3, CBL/OP shall be entitled to make a claim against the Indemnity Escrow Fund for Losses incurred by CBL/OP and for which it is entitled to be indemnified pursuant to Section 10.4.2 of this Agreement; provided however, with respect to the "Unlimited Claims" set forth in Section 10.6, CBL/OP's remedy shall not be limited to the amount of funds held of the Indemnity Escrow Fund, and CBL/OP may make a claim directly against any Property Owner for payment thereof. As of the Expiration Date, the funds remaining in the Indemnity Escrow Fund shall be disbursed in the manner described in the Indemnity Escrow Agreement, except to the extent that CBL/OP has made a claim hereunder which remains outstanding, in which case, the amount in excess of such claim shall be disbursed pursuant to the Indemnity Escrow Agreement, and the remaining amount, if any, shall be disbursed upon the resolution of such claim.

10.4.4 CBL/OP's Indemnity. Subject to the limitations set forth herein, CBL/OP agrees to indemnify, hold harmless and defend Property Owner and any officer, director, member, employee and/or agent of Property Owner from and against any and all costs, losses, damages and expenses, of any kind or nature whatsoever (including attorneys' fees and costs) arising out of or resulting from (i) any default by CBL/OP on or after Closing under the Service Contracts (whether or not assumed by CBL/OP), (ii) the breach or inaccuracy of any representation or warranty made by CBL/OP in this Agreement or the Closing documents delivered by CBL/OP, (iii) any third party tort claim with respect to the Property that arises or arose as the result of any injury or damage occurring after Closing,
(iv) the failure of CBL/OP to perform any of its covenants set forth in this Agreement, or (v) any other liabilities relating to the operation of the Property arising from and after Closing.

10.5 Minimum Amount Requirement for Damages. Notwithstanding anything to the contrary contained in this Agreement, if the Closing is consummated, neither party shall have any liability to the other party following the Closing with respect to any breaches of indemnification obligations under Sections 10.4.2 and 10.4.4 (nor with respect to the breach of any obligation or warranty or representation to which such indemnity applies [collectively, an "Indemnification Obligation"]), unless and until the aggregate amount of the actual general and compensatory damages suffered by the non-defaulting party by reason of any such breaches of an Indemnification Obligation, exceeds the sum of $250,000 in the aggregate of this Agreement and the Other Mall Contracts; but then in such event, the damages that the non-defaulting party may collect shall begin with and include the first dollar of such loss. Unless and until the amount of the actual damages suffered or incurred by the non-defaulting party by reason of any such breaches of Indemnification Obligations exceeds in the aggregate (under this Agreement and the Other Mall Contracts) the sum of $250,000, the non-defaulting party shall not be entitled to file an action or lawsuit or undertake any other legal proceeding against the defaulting party by reason of any such breaches of Indemnification Obligations. The provisions of this Section 10.5 shall survive the Closing. The limitations set forth in this
 Section 10.5 shall not apply to breaches of any covenants (other than the Indemnification Obligations), nor apply to the prorations pursuant to Article VI.

10.6 Limitation of Property Owner's Liability. Subject to the limitations and other provisions of this Agreement, Property Owner's total liability with respect to a breach of any of Property Owner's representations or warranties contained in this Agreement or in any document or instrument executed and delivered by Property Owner at Closing or any breach of Property Owner's Indemnification Obligations (other than the representations and warranties set forth in Sections 7.1.1, 7.1.6, or 7.1.7 or the indemnification obligations under Sections 10.4.2 to the extent the same cover breaches of the representations and warranties under Sections 7.1.1, 7.1.6, or 7.1.7 [collectively, the "Unlimited Claims"]) is limited to $5,000,000 in the aggregate for all such breaches hereunder and all breaches of the comparable provisions of the Other Mall Contracts. In computing the aggregate amount of claims for the foregoing purpose, Property Owner's liability shall be in addition to the amount of any insurance proceeds and any indemnity, contribution or similar payment received by CBL/OP from any third party with respect thereto less expenses incurred by CBL/OP in collecting any such insurance proceeds and third party payments. The foregoing limitation on liability shall survive the Closing or any earlier termination of this Agreement and shall not diminish or otherwise affect CBL/OP's waivers and releases in Article IX of this Agreement.

10.7  Intentionally Omitted,

10.8 Limited Liability. CBL/OP hereby agrees that in no event or circumstance shall any of the members, partners, shareholders, employees, representatives, officers, directors, or agents of Property Owner or Property Owner's Property Manager have any personal liability under this Agreement, or to any of CBL/OP's creditors, or to any other party in connection with the Property. Property Owner hereby agrees that in no event or circumstance shall any of the members, partners, shareholders, employees, representatives, officers, directors, or agents of CBL/OP have any personal liability under this Agreement, or to any of Property Owner's creditors, or to any other party in connection with the Property.

      Notwithstanding anything contained herein to the contrary, this Article X shall survive the Closing.

                                   ARTICLE XI
                          CONDEMNATION/CASUALTY DAMAGE

11.1 Condemnation. If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to a "Material Portion" of the Land and Improvements (as defined below), and the same is not dismissed prior to the Closing Date, CBL/OP shall be entitled, as CBL/OP's sole remedy, to terminate this Agreement upon written notice to Property Owner (a) within 15 Business Days following notice by Property Owner to CBL/OP of such condemnation or the threatened condemnation or (b) on the Closing Date, whichever occurs first. If CBL/OP does not terminate this Agreement pursuant to the preceding sentence, CBL/OP shall be conclusively deemed to have elected to accept such condemnation and waives any right to terminate this Agreement as a result thereof. For purposes of this Section 11.1, a "Material Portion" shall mean that portion of the Land and Improvements which, if taken or condemned, would cause the Eastland Mall to be in violation of the current applicable zoning laws with regards to required number of parking spaces for the Eastland Mall. If CBL/OP elects to terminate this Agreement under this Section 11.1, Escrow Agent or Property Owner, as applicable, shall return the Deposit to the CBL/OP and neither party shall have any further rights or obligations under this Agreement, except for the CBL/OP's Surviving Obligations. If CBL/OP waives (or is deemed to have waived) the right to terminate this Agreement as a result of such a condemnation, then despite such condemnation, Property Owner and CBL/OP shall proceed to Closing in accordance with the terms of this Agreement with no reduction in the Purchase Price, and Property Owner shall assign to CBL/OP at Closing, as part of the Intangible Property, all of Property Owner's right, title and interest in and to all proceeds resulting or to result from said condemnation and give a credit for any proceeds received prior to Closing.

11.2 Nonmaterial Condemnation. If, prior to Closing, a taking or condemnation relating to the Property has occurred, or is threatened, which is not described in Section 11.1 above, the Closing shall take place as provided in this Agreement with no reduction of the Purchase Price, and Property Owner shall assign to CBL/OP at Closing, as part of the Intangible Property, all of Property Owner's right, title and interest in and to all proceeds resulting or to result from said condemnation and give a credit for any proceeds received prior to Closing.

11.3 Casualty Damage. If, prior to the Closing, any of the Improvements are damaged by fire or other casualty (collectively, "Casualty"), then: (i) the parties shall proceed to close this transaction in accordance with the terms of this Agreement; (ii) at the Closing, CBL/OP shall receive a credit against the Purchase Price in an amount equal to the deductible under Property Owner's casualty insurance policy plus the amount of any proceeds received by Property Owner prior to Closing to the extent the same exceed costs of restoration and repair expended by Property Owner; and (iii) Property Owner shall, as part of the Intangible Property, assign to CBL/OP all of Property Owner's rights in the resulting casualty insurance proceeds; provided, however, that in no event shall the sum of such credit for the deductible and the amount of the insurance proceeds assigned to CBL/OP pursuant to Clauses (ii) and (iii) hereinabove exceed the lesser of (1) the Purchase Price or (2) the cost to complete the repair of the Casualty following the Closing; provided, however, CBL/OP shall have no obligation to close with an assignment of casualty insurance proceeds unless Property Owner shall provide to CBL/OP a statement from the insurance company recognizing the casualty and the applicability of the insurance policy thereto and noting the insurance carrier's acknowledgement of the coverages set forth in the insurance policy to the particular casualty with no offsets, exclusions or denials of coverage and the assignability of the policy to the CBL/OP, and CBL/OP shall be reasonably satisfied that the insurance proceeds are adequate to restore the damage, and if Property Owner fails to provide such statement from the insurance company by the Closing Date, and Property Owner is unwilling to escrow (on terms mutually satisfactory to the parties) the amount required to restore the damage, CBL/OP may elect to terminate this Agreement, by written notice to Property Owner. If CBL/OP elects to terminate this Agreement under this Section 11.3, Escrow Agent or Oak Park Property Owner, as applicable, shall return the Letter of Credit or the Deposit, as applicable, to CBL/OP and neither party shall have any further rights or obligations under this Agreement, except for the CBL/OP's Surviving Obligations.

                                  ARTICLE XII
                              INTENTIONALLY OMITTED



                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1 Entire Agreement. This Agreement contains the entire agreement of the parties hereto. There are no other agreements, oral or written, and this Agreement can be amended only by written agreement signed by the parties hereto, and by reference made a part hereof.

13.2 CBL/REIT Board Approval; Agreement Binding on Parties. The effectiveness of this Agreement is subject to the approval of the Board of Directors of CBL/REIT within 72 hours following execution thereof by CBL/OP. Subject only to such Board approval, this Agreement, and the terms, covenants, and conditions contained herein, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. CBL/OP may assign CBL/OP's rights under this Agreement only upon the following conditions: (a) the assignee of CBL/OP must be an entity which is directly owned or controlled by CBL/OP; (b) the Deposit must have been delivered to Escrow Agent in accordance with Section 3.2.1 above; (c) CBL/OP shall remain primarily liable for the performance of CBL/OP's obligations under this Agreement; and (d) the assignee must expressly assume in writing all of CBL/OP's obligations under this Agreement, and CBL/OP shall deliver to Property Owner a copy of the fully executed written assignment and assumption agreement between CBL/OP and such assignee at or before the Closing.

13.3 Notice. Any notice, communication, request, reply or advice (collectively, "Notice") provided for or permitted by this Agreement to be made or accepted by either party must be in writing. Notice may, unless otherwise provided herein, be given or served (a) by delivering the same to such party, or an agent of such party, in person or by commercial courier, (b) by facsimile transmission, evidenced by confirmed receipt and concurrently followed by a "hard" copy of same delivered to the party by personal delivery or overnight delivery pursuant to Clauses (a) or (c) hereof, or (c) by depositing the same into custody of a nationally recognized overnight delivery service such as Federal Express, Overnight Express or Airborne Express. Notice given in any manner shall be effective only if and when received by the party to be notified between the hours of 8:00 a.m. and 5:00 p.m. of any Business Day with delivery made after such hours to be deemed received the following Business Day. For the purposes of notice, the addresses of Property Owner, CBL/OP, Escrow Agent and the Title Company shall, until changed as hereinafter provided, be as set forth in
 Article I. The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least 5 days written notice to the other party.

13.4 Time of the Essence. Time is of the essence in all things pertaining to the performance of this Agreement.

13.5 Governing Law. This Agreement shall be construed in accordance with the laws of the state of Illinois.

13.6  Currency.  All dollar amounts are expressed in United States currency.

13.7 Section Headings. The section and article headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

13.8 Business Days. If any date or any period provided for in this Agreement shall end on a Saturday, Sunday or legal holiday, the applicable date or period shall be extended to the first Business Day following such Saturday, Sunday or legal holiday.

13.9 No Recordation. Without the prior written consent of Property Owner, there shall be no recordation of either this Agreement or any memorandum hereof or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum hereof or affidavit pertaining hereto by CBL/OP without the prior written consent of Property Owner shall constitute a material default hereunder by CBL/OP, whereupon this Agreement shall, at the option of Property Owner, terminate and be of no further force and effect. Upon such termination, the Letter of Credit or the Deposit, as applicable, shall be immediately delivered to Property Owner or Property Owner shall retain the Deposit, as the case may be, whereupon neither CBL/OP, Property Owner shall not have any further rights or obligations under this Agreement, except for the CBL/OP's Surviving Obligations.

13.10 Multiple Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (each of which is to be deemed original for all purposes). The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon so long as such signature page is attached to any other counterpart of this Agreement identical thereto except having additional signature pages executed by the other parties to this Agreement attached thereto. CBL/OP and Property Owner agree that the delivery of an executed copy of this Agreement by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Agreement had been delivered.

13.11 Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

13.12 Limitations on Benefits. It is the explicit intention of CBL/OP and Property Owner that no person or entity other than CBL/OP and Property Owner and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, CBL/OPand Property Owner or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including Property Owner's Property Manager, Property Owner's Broker, or CBL/OP's lender) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and CBL/OP and Property Owner expressly reject any such intent, construction or interpretation of this Agreement.

13.13 Interpretation. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in Article I above and have the meanings assigned to them in Article I above and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders; (b) references herein to "Articles," "Sections," subsections, paragraphs and other subdivisions without reference to a document are to designated Articles, Sections, subsections, paragraphs and other subdivisions of this Agreement; (c) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions; (d) the words "hereof," "herein," "thereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (e) the word "including" or "includes" means "including, but not limited to" or

 "includes but is not limited to"; (f) the words "approval," "consent" and "notice" shall be deemed to be preceded by the word "written"; (g) any reference to this Agreement or any Exhibits hereto and any other instruments, documents and agreements shall include this Agreement, Exhibits and other instruments, documents and agreements as originally executed or existing and as the same may from time to time be supplemented, modified or amended; and (h) unless otherwise specifically provided, all references in this Agreement to a number of days shall mean calendar days rather than Business Days and (i) "Business Days" shall mean any day other than a Saturday, a Sunday or a Federal holiday on which banks are closed for business in New York, New York.

13.14 Further Actions. CBL/OP and Property Owner shall execute or cause to be executed all such instruments or agreements as may be reasonably necessary in order to carry out the purpose of this Agreement, and each party shall do all other acts reasonably necessary or reasonably requested by the other to carry out the intent and purpose of this Agreement.

13.15 No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

13.16 Participation in Drafting. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Property Owner and CBL/OP each acknowledge that they participated equally in the drafting of this Agreement and, accordingly, no court construing this Agreement shall construe it more stringently against one party than any other.

13.17 Exhibits. Exhibit A through Exhibit AA and Schedules I, II, 3.3 and 7.1 are incorporated herein by reference.

13.18 No Partnership/Fiduciary Relationship. The parties acknowledge and agree that the relationship created by this Agreement between Property Owner and CBL/OP is one of contract only, and that no partnership, joint venture or other fiduciary or quasi-fiduciary relationship is intended or in any way created hereby.

13.19 Conditional Delivery. The submission by Property Owner to CBL/OP of this Agreement in unsigned form shall be deemed to be a submission solely for CBL/OP's consideration and not for acceptance and execution. Neither such submission of this Agreement by Property Owner to CBL/OP nor any course of conduct between CBL/OP and Property Owner nor any actions undertaken or sums expended by CBL/OP shall confer any option or other right upon CBL/OP or impose any obligation upon Property Owner irrespective of any reliance thereon, change of position or partial performance. The submission by Property Owner of this Agreement for execution by CBL/OP and the actual execution and delivery thereof by CBL/OP to Property Owner shall similarly have no binding force and effect on Property Owner unless and until Property Owner have executed and delivered a counterpart of this Agreement to CBL/OP and the Deposit has been actually received by Escrow Agent.

13.20 Survival. Except as expressly provided in this Agreement, the representations, warranties and covenants set forth in this Agreement shall not survive the Closing and shall be merged into the Special Warranty Deed and other instruments and conveyances delivered at the Closing.

13.21 Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by CBL/OP and Property Owner and their respective counsel.

13.22 Assignment. CBL/OP shall have the right, with notice to Property Owner (but without the necessity of Property Owner's consent), to assign its right, title and interest in and to this Agreement to one or more assignees affiliated with CBL/OP at any time before the Closing Date, provided that in no event shall CBL/OP be released from any of its obligations or liabilities hereunder.

13.23 Like Kind Exchange.

         (a) It is understood and agreed that Property Owner shall have the option, exercisable by giving notice to CBL/OP at any time prior to the Closing Date, of effecting a like-kind exchange of all or any portion of the Property by assigning (the "Assignment") its rights in this Agreement to a qualified intermediary (the "Intermediary") who shall contract with Property Owner to deliver to Property Owner in exchange therefor property or other consideration, at such times as shall be designated in the contract between Property Owner and the Intermediary. Upon the Assignment, the Intermediary shall be substituted for Property Owner as the seller of the property. CBL/OP agrees to accept the Property and all other required performance from the Intermediary and to render its performance of all of its obligations to the Intermediary; provided, that Property Owner shall, at the Intermediary's direction, nevertheless convey the Property to CBL/OP in accordance with (and as limited by) the terms of this Agreement.

         (b) CBL/OP shall reasonably cooperate with Property Owner and execute such documents (including the Assignment) as are reasonably necessary for Property Owner to effect such exchange; provided, that (i) the CBL/OP is not required to take title to any parcel of property other than the Property, (ii) the contemplated exchange shall not delay or effect any of the time periods or other obligations of Property Owner hereunder, including, without limitation, those related to the Closing and the scheduled date for the same, and (iii) CBL/OP is not required to incur any expense or liability of any nature whatsoever not expressly contemplated by this Agreement.

         (c) Notwithstanding anything herein to the contrary, Property Owner may, in its sole discretion and in connection with a tax deferred like-kind exchange contemplated hereby, require that any portion of the Purchase Price be paid in one or more purchase money notes (each, a "Note") from CBL/OP to Property Owner in a form reasonably agreed to by the parties, provided that each such Note shall bear interest at the rate of 6% per annum, be payable in one or more payments with the last occurring on January 2, 2006, and be retained by Property Owner in connection with any such exchange with the Intermediary and transferrable by Property Owner to its partners without the CBL/OP's consent. Any such Note may, at the request and expense of Property Owner, be secured by one or more stand by letter(s) of credit issued by a bank designated by Property Owner.

         (d) Property Owner shall indemnify, defend and hold CBL/OP harmless from any liability, damage, loss, cost or other expense including, without limitation, reasonable attorneys' fees and costs, resulting or arising solely from the implementation of any such exchange or assignment. No such exchange or assignment by Property Owner shall relieve Property Owner from any of its obligations hereunder, nor shall Property Owner's ability to consummate a tax deferred exchange be a condition to the performance of Property Owner's obligations under this Agreement.



        [END OF TEXT; SIGNATURES FOLLOW ON IMMEDIATELY SUCCEEDING PAGES]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first indicated above.

          PROPERTY OWNER   BMJ MEDICAL, LLC

                           By:      /s/ Irwin Blitt
                                 Irwin Blitt
                                 Manager



                 CBL/OP:   CBL & ASSOCIATES LIMITED PARTNERSHIP
                           a Delaware limited partnership

                           By:      CBL Holdings I, Inc., its general partner

                                    By:     /s/ Stephen D. Lebovitz____________
                                         --------------------------------------
                                    Name:            Stephen D. Lebovitz_______
                                          -------------------------------------
                                    Title:                      President______
                                             ----------------------------------








                               [SIGNATURE PAGE TO
          AGREEMENT OF SALE AND PURCHASE AND JOINT ESCROW INSTRUCTIONS]

                 PROPERTY OWNER'S PROPERTY MANAGER'S EXECUTION:

      The undersigned, being Property Owner's Property Manager of the Property, as such terms are defined in this Agreement, executes this Agreement for the sole and exclusive purposes of (i) noting the undersigned's agreement to comply with any provision or term of this Agreement (A) requiring Property Owner's Property Manager to assign or transfer rights or interests to CBL/OP and execute certain documents and instruments at Closing and/or (B) requiring Property Owner's Property Manager to do any other act or thing under this Agreement or refrain from any act, with the undersigned acknowledging that it and/or its affiliate(s) and/or equity owners shall receive other consideration sufficient to provide adequate consideration to the undersigned for any transfers or assignments or such acts or agreements by Property Owner's Property Manager hereunder; (ii) noting Property Owner's Property Manager's acknowledgement that except for amounts payable by CBL/OP pursuant to Section 6.8, it has received or shall receive at Closing full and complete payment from Property Owner for any and all sums that are due and owing to Property Owner's Property Manager with respect to any aspect of the Property or its operations; (iii) noting the undersigned's waiver of any lien or right to any lien with respect to the Property for any services rendered or to be rendered by Property Owner's Property Manager or for any claim that Property Owner's Property Manager may have against the Property or Property Owner; and (iv) noting the undersigned's acknowledgement and agreement that the Management Agreement, as defined herein, shall terminate on or prior to the date of Closing. Executed to be effective as of the date first above written.

COPAKEN, WHITE & BLITT, LLC


By:      /s/ Troy Marquis_____________________________________
Name: Troy Marquis
Title: Administrative Manager

                            JOINDER BY ESCROW HOLDER

         FIDELITY NATIONAL TITLE COMPANY, referred to in this Agreement as the "Escrow Holder," hereby acknowledges that on the 17th day of October, 2005, it received this Agreement executed and delivered by CBL/OP and Property Owner, and accepts the obligations of and instructions for the Escrow Holder as set forth herein. Upon receipt thereof, the Escrow Holder hereby agrees to hold and distribute the Letter of Credit or Deposit, as applicable, in accordance with the terms and provisions of this Agreement.

Dated:  October  17 , 2005
                ----
                            FIDELITY NATIONAL TITLE COMPANY

                            By:           /s/ Shawn A. Tidwell_________________
                                     ------------------------------------------
                                     Name:              Shawn A. Tidwell_______
                                           ------------------------------------
                                     Title:                   Vice President___
                                              ---------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I             CERTAIN DEFINITIONS AND FUNDAMENTAL PROVISIONS.............................................2

ARTICLE II            CONTRIBUTION...............................................................................7

         2.1      Agreement to Contribute the LLC Interests......................................................7

         2.2      Excluded Property..............................................................................8

         2.3      Other Mall Contribution Agreements.............................................................8

                  2.3.1    Definitions of other Malls and Purchase Agreements....................................8

                  2.3.2    Other Mall Contracts; Cross Default; Cross Termination................................8

ARTICLE III           TOTAL CONSIDERATION........................................................................9

         3.1      Total Consideration............................................................................9

         3.2      K-SCUs.........................................................................................9

         3.3      Informational Materials.......................................................................10

         3.4      Registration Rights...........................................................................11

         3.5      Delivery of Deposit...........................................................................11

         3.6      Disposition of Deposit........................................................................11

         3.7      Cash Consideration Payment....................................................................11

ARTICLE IV            INSPECTION AND TITLE REVIEW...............................................................12

         4.1      CBL/OP's Inspections..........................................................................12

                  4.1.1    Inspections, Tests and Studies.......................................................12

                  4.1.2    CBL/OP's Delivery of Information to Property Owner...................................12

                  4.1.3    Tenant and Governmental Authority Inquiries..........................................12

         4.2      Document Review...............................................................................13

                  4.2.1    Property Records.....................................................................13

                  4.2.2    Excluded Documents...................................................................13

                  4.2.3    Proprietary Information..............................................................14

                  4.2.4    Return of Property Records...........................................................14

                  4.2.5    No Representation or Warranty By Property Owner......................................14

                  4.2.6    Remedies.............................................................................14

         4.3      Title.........................................................................................14

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page

                  4.3.1    Title Documents......................................................................14

                  4.3.2    Review of Title......................................................................15

                  4.3.3    Additional Title Objections..........................................................16

                  4.3.4    Voluntary Title Encumbrances.........................................................17

                  4.3.5    Use of Total Consideration to Discharge Liens........................................17

                  4.3.6    Title Policy.........................................................................17

                  4.3.7    Permitted Exceptions.................................................................18

         4.4      Inspection Obligations........................................................................19

                  4.4.1    CBL/OP's Responsibilities............................................................19

                  4.4.2    CBL/OP's Indemnity...................................................................20

                  4.4.3    CBL/OP's Insurance...................................................................20

         4.5      Intentionally omitted.........................................................................20

         4.6      CBL/OP Deliveries Upon Termination............................................................20

         4.7      Cancellation of Service Contracts.............................................................20

ARTICLE V             ESCROW AND CLOSING........................................................................21

         5.1      Escrow........................................................................................21

                  5.1.1    Opening of Escrow....................................................................21

                  5.1.2    Escrow Instructions..................................................................22

                  5.1.3    Closing..............................................................................22

                  5.1.4    Closing Date.........................................................................22

         5.2      Conditions Precedent to the Closing for the Benefit of CBL/OP.................................22

                  5.2.1    Intentionally omitted................................................................22

                  5.2.2    Intentionally omitted................................................................22

                  5.2.3    Property Owner's and Contributors' Deliveries........................................22

                  5.2.4    Representations and Warranties.......................................................22

                  5.2.5    Covenants............................................................................23

                  5.2.6    Tenant and Anchor Store Estoppel Certificates........................................23

                  5.2.7    Condemnation or Casualty.............................................................24

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page

                  5.2.8    Title Policy.........................................................................24

                  5.2.9    Lender Approval......................................................................24

                  5.2.10   Company LLC Agreement................................................................24

                  5.2.11   Closing Date Debt....................................................................24

                  5.2.12   Simultaneous Closings Under Other Mall Contracts.....................................24

         5.3      Conditions Precedent to the Closing for the Benefit of Contributors...........................25

                  5.3.1    CBL/OP's Deliveries..................................................................25

                  5.3.2    Intentionally omitted................................................................25

                  5.3.3    Covenants............................................................................25

                  5.3.4    Title Policy.........................................................................25

                  5.3.5    Representations and Warranties.......................................................25

                  5.3.6    Company LLC Agreement................................................................26

                  5.3.7    Closing Date Debt....................................................................26

                  5.3.8    Simultaneous Closings Under Other Mall Contracts.....................................26

         5.4      Property Owner's/Contributors' Deliveries.....................................................26

                  5.4.1    Special Warranty Deed................................................................26

                  5.4.2    Tenant Lease Assignment..............................................................26

                  5.4.3    Bill of Sale and General Assignment..................................................27

                  5.4.4    Non-Foreign Certificate..............................................................27

                  5.4.5    Tenant Notices.......................................................................27

                  5.4.6    Estoppels............................................................................27

                  5.4.7    Closing Statement....................................................................27

                  5.4.8    Authority............................................................................27

                  5.4.9    Property Manager's Estoppel..........................................................27

                  5.4.10   Intentionally Omitted................................................................27

                  5.4.11   Operating Agreement Assignment.......................................................27

                  5.4.12   Ground Lease Assignment..............................................................28

                  5.4.13   Original Documents...................................................................28

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page

                  5.4.14   Possession...........................................................................28

                  5.4.15   Contract Termination.................................................................28

                  5.4.16   Contributors Closing Certificate.....................................................28

                  5.4.17   Assignment of LLC Interests..........................................................28

                  5.4.18   Partnership Interest Acknowledgement.................................................28

                  5.4.19   Owner's Affidavit....................................................................28

                  5.4.20   Other Documents......................................................................28

         5.5      Existing Property Owner Debt..................................................................29

         5.6      CBL/OP's Deliveries...........................................................................29

                  5.6.1    Funds................................................................................29

                  5.6.2    Partnership Interests................................................................29

                  5.6.3    CBL/OP Partnership Agreement.........................................................29

                  5.6.4    Closing Statement....................................................................29

                  5.6.5    CBL/OP Closing Certificate...........................................................29

                  5.6.6    Authority............................................................................29

                  5.6.7    Other Documents......................................................................29
         5.7      Closing Date Debt.............................................................................29

         5.8      Closing Costs.................................................................................30

                  5.8.1    Contributors' Closing Costs..........................................................30

                  5.8.2    CBL/OP's Closing Costs...............................................................30

                  5.8.3    General Allocation...................................................................30

         5.9      Real Estate Commissions.......................................................................30

         5.10     Real Estate Reporting Person..................................................................31

         5.11     Post-Closing Access to Records................................................................31

         5.12     SEC Reporting Requirements....................................................................31

ARTICLE VI            PRORATIONS................................................................................32

         6.1      General.......................................................................................32

         6.2      Real Estate Taxes.............................................................................32
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         6.3      Operating Expenses............................................................................33

         6.4      Rentals.......................................................................................33

                  6.4.1    Certain Defined Terms................................................................33

                  6.4.2    General..............................................................................34

                  6.4.3    Overage Rents........................................................................34

                  6.4.4    Percentage Rentals...................................................................35

         6.5      Delinquent Rentals............................................................................36

         6.6      Security Deposits.............................................................................36

         6.7      Anchor Store Payments.........................................................................37

         6.8      Tenant Installation Expenses..................................................................38

         6.9      Adjustment Procedure..........................................................................39

         6.10     Gift Certificates.............................................................................40

         6.11      Operating Reserve............................................................................40

ARTICLE VII           REPRESENTATIONS AND WARRANTIES............................................................40

         7.1      Representations and Warranties of Property Owner and Contributors.............................40

                  7.1.1    Power and Authority of Property Owner................................................40

                  7.1.2    Power and Authority of Contributors..................................................41

                  7.1.3    Ownership of the Equity Interests....................................................41

                  7.1.4    [Intentionally Omitted]..............................................................41

                  7.1.5    Deliveries at Closing................................................................41

                  7.1.6    Requisite Action.....................................................................42

                  7.1.7    Individuals Authority................................................................42

                  7.1.8    Tenant Leases........................................................................42

                  7.1.9    Contracts............................................................................42

                  7.1.10   Pending Actions......................................................................43

                  7.1.11   Governmental/Insurance Notices.......................................................43

                  7.1.12   Condemnation/Rezoning................................................................43

                  7.1.13   Environmental Law Violations.........................................................43
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                  7.1.14   Lease Brokerage......................................................................43

                  7.1.15   No Violations........................................................................43

                  7.1.16   Operating Agreement..................................................................44

                  7.1.17   Taxes................................................................................44

                  7.1.18   Financial/Operating Statements.......................................................44

                  7.1.19   Delivery of Environmental Reports and Property Condition Reports.....................44

                  7.1.20   Adjacent Property....................................................................45

                  7.1.21   Employees............................................................................45

                  7.1.22   The Company..........................................................................45

         7.2      Definition of Property Owner's Knowledge......................................................45

         7.3      Survival Period...............................................................................46

         7.4      Third Party Information.......................................................................46

         7.5      CBL/OP's Knowledge............................................................................47

         7.6      Representations and Warranties of CBL/OP......................................................47

                  7.6.1    Legal Power..........................................................................47

                  7.6.2    Duly Authorized......................................................................47

                  7.6.3    Requisite Action.....................................................................47

                  7.6.4    Individuals Authority................................................................47

ARTICLE VIII          OPERATING COVENANTS.......................................................................48

         8.1      Insurance.....................................................................................48

         8.2      Operation of Property.........................................................................48

         8.3      Capital Improvements..........................................................................48

         8.4      Leasing.......................................................................................48

         8.5      New Contracts.................................................................................49

         8.6      Liens.........................................................................................49

         8.7      Tenant Lease Defaults; Operating Agreement Defaults...........................................49

         8.8      Transfers.....................................................................................49
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         8.9      Litigation....................................................................................50

         8.10     Schedule and Exhibit Updates..................................................................50

         8.11     Company Assets and Liabilities................................................................50

         8.12     Employees of the Property Owner...............................................................50

ARTICLE IX            "AS-IS" SALE..............................................................................50

         9.1      Disclaimer of Representations and Warranties by Property Owner and Contributors...............50

         9.2      Sale "As Is"..................................................................................51

         9.3      CBL/OP Acknowledgments........................................................................52

         9.4      CBL/OP Represented by Counsel.................................................................52

         9.5      CBL/OP's Release of Property Owner and Contributors...........................................52

                  9.5.1    Property Owner and Contributors Released From Liability..............................52

                  9.5.2    Claims Under Environmental Laws......................................................53

                  9.5.3    Survival.............................................................................54

ARTICLE X             REMEDIES..................................................................................54

         10.1     Liquidated Damages; Property Owner's/Contributors' Remedies...................................54

         10.2     CBL/OP's Remedies.............................................................................54

         10.3     Attorneys' Fees...............................................................................55

         10.4     Mutual Post-Closing Indemnities...............................................................55

                  10.4.1   Definition of Losses.................................................................55

                  10.4.2   Contributors' Indemnity..............................................................55

                  10.4.3   Sources for Satisfaction of Contributors' Indemnity..................................56

                  10.4.4   CBL/OP's Indemnity...................................................................56

         10.5     Minimum Amount Requirement for Damages........................................................57

         10.6     Limitation of Contributors' Liability.........................................................57

         10.7     Limitation of CBL/OP's Liability..............................................................57

         10.8     Limited Liability.............................................................................58

ARTICLE XI            CONDEMNATION/CASUALTY DAMAGE..............................................................58

         11.1     Condemnation..................................................................................58
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         11.2     Nonmaterial Condemnation......................................................................58

         11.3     Casualty Damage...............................................................................59

ARTICLE XII           CBL/OP'S AND ELECTING CONTRIBUTORS' POST-CLOSING COVENANTS................................60

         12.1     CBL/OP's Post-Closing Covenants...............................................................60

                  12.1.1   Electing Contributors Allocation of Portion of CBL/OP's Debt; Allocations of
                           Code Section 704(c) Tax Items; Certain Income Allocations............................60
                  12.1.2   Resale Restriction Agreement.........................................................62

                  12.1.3   Contributors' Tax Positions..........................................................63

         12.2     Contributors' Post-Closing Covenants..........................................................63

ARTICLE XIII          MISCELLANEOUS.............................................................................63

         13.1     Entire Agreement..............................................................................63

         13.2     CBL/REIT Board Approval; Agreement Binding on Parties.........................................63

         13.3     Notice........................................................................................63

         13.4     Time of the Essence...........................................................................64

         13.5     Governing Law.................................................................................64

         13.6     Currency......................................................................................64

         13.7     Section Headings..............................................................................64

         13.8     Business Days.................................................................................64

         13.9     No Recordation................................................................................64

         13.10    Multiple Counterparts; Facsimile..............................................................64

         13.11    Severability..................................................................................65

         13.12    Limitations on Benefits.......................................................................65

         13.13    Interpretation................................................................................65

         13.14    Further Actions...............................................................................65

         13.15    No Other Inducements..........................................................................66

         13.16    Participation in Drafting.....................................................................66

         13.17    Exhibits......................................................................................66
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         13.18    No Partnership/Fiduciary Relationship.........................................................66

         13.19    Conditional Delivery..........................................................................66

         13.20    Survival......................................................................................66

         13.21    Public Disclosure.............................................................................66

         13.22    Appointment of Contributor Representative.....................................................66


EXHIBITS AND SCHEDULES

         Schedule I      -     Intentionally Omitted
         Schedule II     -     Existing Property Owner Debt
         Schedule 3.3    -     Intentionally Omitted
         Schedule 7.1    -     Disclosure Schedule

         Exhibit A       -     Legal Description of Land
         Exhibit B       -     Intentionally Omitted
         Exhibit C       -     Special Warranty Deed
         Exhibit D       -     Intentionally Omitted
         Exhibit E       -     Bill of Sale and General Assignment
         Exhibit F       -     Federal Transferor's Certificate of Non-Foreign
                                 Status
         Exhibit G       -     Intentionally Omitted
         Exhibit H       -     Intentionally Omitted
         Exhibit I       -     Intentionally Omitted
         Exhibit J       -     List of Service Agreements to be Assumed
         Exhibit K       -     Intentionally Omitted
         Exhibit L       -     Intentionally Omitted
         Exhibit M       -     Intentionally Omitted
         Exhibit N       -     Intentionally Omitted
         Exhibit O       -     Intentionally Omitted
         Exhibit P       -     Intentionally Omitted
         Exhibit Q       -     Intentionally Omitted
         Exhibit R       -     Intentionally Omitted
         Exhibit S       -     Owner's Affidavit
         Exhibit T       -     Intentionally Omitted
         Exhibit U       -     Intentionally Omitted
         Exhibit V       -     Intentionally Omitted
         Exhibit W       -     Intentionally Omitted
         Exhibit X       -     Intentionally Omitted
         Exhibit Y       -     Intentionally Omitted
         Exhibit Z       -     List of Service Contracts

Defined Term
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Accountants......................................................................................................23
Additional Title Objection.......................................................................................11
Additional Title Objections......................................................................................11
Agreement.........................................................................................................1
ALTA Survey.......................................................................................................9
Appurtenances.....................................................................................................1
Assignee..........................................................................................................1
Assignment........................................................................................................1
Assignor..........................................................................................................1
Books and Records.................................................................................................2
Business Days....................................................................................................43
CBL/OP............................................................................................................1
CBL/OP Closing Certificate.......................................................................................18
CBL/OP Closing Conditions........................................................................................16
CBL/OP Parties...................................................................................................29
CBL/OP's Additional Title Objection Notice.......................................................................10
CBL/OP's Address..................................................................................................3
CBL/OP's Information..............................................................................................7
CBL/OP's Surviving Obligations...................................................................................10
CBL/OP's Title Objection Notice..................................................................................10
Claims...........................................................................................................14
Closing..........................................................................................................16
Closing Date......................................................................................................3
Closing Statement................................................................................................25
Commission.......................................................................................................23
Disclosure Schedule..............................................................................................26
Effective.........................................................................................................1
Effective Date....................................................................................................1
Environmental Laws...............................................................................................35
Escrow...........................................................................................................16
Escrow Agent......................................................................................................4
Excluded Documents.............................................................................................8, 2
Excluded Property.................................................................................................2
Existing Environmental Reports...................................................................................28
Existing Property Owner Debt.....................................................................................21
Final Approval Date...............................................................................................3
FIRPTA Certificate...............................................................................................19
Grantee...........................................................................................................1
Grantor...........................................................................................................1
Hazardous Substances.............................................................................................35
Improvements......................................................................................................2
Intangible Property............................................................................................2, 1
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Land..............................................................................................................1
Laws.............................................................................................................27
Notice...........................................................................................................41
Official Records..................................................................................................4
Operating Expenses...............................................................................................24
Permitted Exceptions.............................................................................................13
Permitted Outside Parties.........................................................................................8
Personal Property.................................................................................................2
Prior Reports....................................................................................................28
Property..........................................................................................................1
Property Management Agreement....................................................................................15
Property Owner....................................................................................................1
Property Owner's Address..........................................................................................4
Property Owner's Broker..........................................................................................22
Property Owner's Condition Precedent.............................................................................18
Property Owner's Notice Period...................................................................................10
Property Owner's Property Manager.................................................................................4
Property Owner's Title Notice....................................................................................10
Property Records..................................................................................................8
Proprietary Information...........................................................................................8
Proration and Expense Schedule...................................................................................25
Purchase Price....................................................................................................4
Real Estate Taxes................................................................................................24
Real Property..................................................................................................2, 1
Released Parties.................................................................................................34
Service Contracts..............................................................................................2, 1
Special Exceptions................................................................................................1
Special Warranty Deed............................................................................................19
Survey Exceptions.................................................................................................9
Tenant Leases.....................................................................................................1
Tenant Prospect Commission Obligations...........................................................................15
Title Commitment..................................................................................................9
Title Company.....................................................................................................3
Title Documents...................................................................................................9
Title Objection..................................................................................................10
Title Objection Deadline..........................................................................................3
Title Objections.................................................................................................10
Title Policy.....................................................................................................12
to the knowledge of Property Owner...............................................................................28
Transferee........................................................................................................1
Transferor........................................................................................................1
Unknown Environmental Liabilities................................................................................35
Updated Survey....................................................................................................9
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Voluntary Title Encumbrances.....................................................................................11
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